Exhibit 10.1

OFFICE LEASE
Executed 02/06/07

by and between

ALLEGANY RESEARCH PROPERTIES, LLC, as Landlord

and

INFOSPHERIX INCORPORATED, as Tenant

TABLE OF CONTENTS

Section 1:	Basic Definitions and Provisions
	1.1	Definitions
	1.2	Special Provisions
Section 2.	Premises
	2.1	Premises
	2.2	Square Foot Determination
	2.3	Common Areas
Section 3:	Term
	3.1	Commencement and Expiration Dates
	3.2	Adjustments to Commencement Date
	3.3	Delivery of Possession
	3.4	Adjustment of Expiration Date
	3.5	Right to Occupy
	3.6	Commencement Letter
Section 4:	Use
	4.1	Permitted Use
	4.2	Prohibited Uses
	4.3	Prohibited Equipment in Premises
Section 5:	Rent
	5.1	Payment Obligations
	5.2	Base Rent
	5.3	Additional Rent
	5.4	Operating Expenses
Section 6:	Security Deposit
	6.1	Amount of Deposit
	6.2	Application of Deposit
	6.3	Refund of Deposit
Section 7:	Services by Landlord
	7.1	Base Services
	7.2	Landlord’s Maintenance
	7.3	No Abatement
	7.4	Tenant’s Obligation to Report Defects
Section 8:	Tenant’s Acceptance and Maintenance of Premises
	8.1	Acceptance of Premises
	8.2	Move-in Obligations
	8.3	Tenant’s Maintenance
	8.4	Alterations to Premises
	8.5	Restoration of Premises
	8.6	Landlord’s Performance of Tenant’s Obligations
	8.7	Construction Liens

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Section 9:	Property of Tenant
	9.1	Property Taxes
	9.2	Removal
Section 10:	Signs
Section 11:	Access to Premises
	11.1	Tenant’s Access
	11.2	Landlord’s Access
	11.3	Emergency Access
Section 12:	Tenant’s Compliance
	12.1	Laws
	12.2	Rules and Regulations
Section 13:	ADA Compliance
	13.1	Tenant’s Compliance
	13.2	Landlord’s Compliance
	13.3	ADA Notices
Section 14:	Insurance Requirements
	14.1	Tenant’s Liability Insurance
	14.2	Tenant’s Property Insurance
	14.3	Certificates of Insurance
	14.4	Insurance Policy Requirements
	14.5	Landlord’s Property Insurance
	14.6	Tenants Obligation for Payment of Property Insurance
	14.7	Mutual Waiver of Subrogation
Section 15:	Indemnity
	15.1	Tenant Indemnity
	15.2	Landlord Indemnity
	15.3	Defense Obligation
	15.4	Survival
Section 16:	Quiet Enjoyment
Section 17:	Subordination; Attornment; Non-Disturbance; and Estoppel Certificate
	17.1	Subordination
	17.2	Attornment
	17.3	Non-Disturbance
	17.4	Estoppel Certificates
Section 18:	Assignment — Sublease
	18.1	Landlord Consent
	18.2	Definition of Assignment
	18.3	Permitted Assignments/Subleases
	18.4	Prohibited Assignments/Sublease

	18.5	Limitation on Rights of Assignee/Sublessee
	18.6	Tenant Not Released
	18.7	Landlord’s Right to Collect Sublease Rents Upon Tenant Default
	18.8	Excess Rents
	18.9	Landlord’s Fees
	18.10	Unauthorized Assignment or Sublease
	18.11	Limitation
Section 19:	Damages to Premises
	19.1	Landlord’s Restoration Obligations
	19.2	Termination of Lease by Landlord
	19.3	Termination of Lease by Tenant
	19.4	Tenant’s Restoration Obligations
	19.5	Rent Abatement
	19.6	Waiver of Claims
Section 20:	Eminent Domain
	20.1	Effect on Lease
	20.2	Right to Condemnation Award
Section 21:	Environmental Compliance
	21.1	Environmental Laws
	21.2	Tenant’s Responsibility
	21.3	Tenant’s Liability
	21.4	Limitation on Tenant’s Liability
	21.5	Inspections by Landlord
	21.6	Property
	21.7	Tenant’s Liability after Termination of Lease
Section 22:	Default
	22.1	Tenant’s Default
	22.2	Landlord’s Remedies
	22.3	Landlord’s Expenses
	22.4	Remedies Cumulative
	22.5	No Accord and Satisfaction
	22.6	No Reinstatement
	22.7	Summary Ejectment
	22.8	Landlord’s Default
	22.9	Tenant’s Remedies
Section 23:	Multiple Defaults
	23.1	Increased Security Deposit
	23.2	Effect on Notice Rights and Cure Periods
Section 24:	Bankruptcy
	24.1	Trustee’s Rights
	24.2	Adequate Assurance
	24.3	Assumption of Lease Obligations

Section 25:	Notices
	25.1	Addresses
	25.2	Form; Delivery; Receipt
	25.3	Address Changes
	25.4	Notice by Legal Counsel
Section 26:	Holding Over
Section 27:	Right to Relocate
Section 28:	Broker’s Commissions
	28.1	Broker
	28.2	Landlord’s Obligation
	28.3	Indemnity
Section 29:	Miscellaneous
	29.1	No Agency
	29.2	Force Majeure
	29.3	Limitation on Damages
	29.4	Satisfaction of Judgments Against Landlord
	29.5	Interest
	29.6	Legal Costs
	29.7	Sale of Premises or Building
	29.8	Time of the Essence
	29.9	Transfer of Security Deposit
	29.10	Tender of Premises
	29.11	Tenant’s Financial Statements
	29.12	Recordation
	29.13	Partial Invalidity
	29.14	Binding Effect
	29.15	Entire Agreement
	29.16	Good Standing
	29.17	Terminology
	29.18	Headings
	29.19	Choice of Law
	29.20	Execution
Section 30:	Addenda and Exhibits
Lease Addendum #1 — “Workletter”
Exhibit A — Building and Premises
Exhibit B — Rules and Regulations
Exhibit C — Janitorial Specifications
Exhibit D —Monthly Rents and Expiration Dates
Exhibit E—Annual Anticipated Property Tax and Insurance Table
Exhibit F — Common Area
Exhibit G — Business Support Area
Exhibit H — Building Standard Improvements
Exhibit I — Restrictive Covenants

STATE OF MARYLAND
COUNTY OF ALLEGANY

OFFICE LEASE

THIS LEASE (“Lease”), effective as of this    6       day of    February   , 2007, (“Effective Date”) by and between ALLEGANY RESEARCH PROPERTIES, LLC, a Maryland limited liability company (“Landlord”), and INFOSPHERIX INCORPORATED, a Delaware corporation (“Tenant”), provides as follows:

1.             DEFINITIONS AND SPECIAL PROVISIONS.  The following basic definitions and provisions apply to this Lease:

1.1.          Definitions.  The italicized terms shall have the following meanings.

Base Rent.	The minimum Base Rent for the Term shall be payable in monthly installments on the 1st day of each month, in advance, as follows:

$15.88 per year per square foot beginning on the Commencement Date and continuing at an annual increase of 3% per the chart in Exhibit D.

Base Year.	1 December 2007 through 30 November 2008.

Fiscal Year.	1 December through 30 November. However if the Commencement Date occurs on a date other than December 1, 2007, the Fiscal Year shall begin on the Commencement Date.

Short Year.	For Purposes of Common Area Operating Expenses, the short year shall run from the Commencement Date to 31 December, 2007.

Brokers.	Tenant’s Representative — None. Landlord’s Representative — None.

Building.	Research and Office Building located in Allegany Business Park containing approximately 50,000 square feet (to be constructed). Address: Midlothian Road Frostburg, MD 21532

Building Standard Improvements.

“Building Standard Improvements” means the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.

City.	Frostburg, Maryland

Commencement Date.	1 December 2007. The Commencement Date may be adjusted in accordance with Section 3.2 of this Lease

Common Area

The common areas generally include space that is not included in portions of the Building set aside for leasing to tenants or reserved for Landlord’s exclusive use, including entrances, dining area, hallways, lobbies, elevator, restrooms. Common Area also includes sidewalks, walkways, parking, plazas, and all other parts of this site.

Electrical Service.	Six (6) watts per useable square foot for convenience outlets.

Expiration Date.	Expiration Date for Areas 1 and 2 shall be 30 November, 2017; Expiration Date for Area 3 shall be 30 November, 2014; Expiration Date for Area 4 shall be 30 November, 2011; per Exhibit D.

Guarantors.	None.

Holidays.	New Year’s Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day; and Christmas Day.

If one of the Holidays set forth above is observed by the national banks in Allegany County, Maryland on a day other than the normal day for such observance, then the day of observance by the banks shall constitute that Holiday under this Lease.

HVAC After Hours Rate.	N/A

Non-Standard Improvements.

“Non-Standard Improvements” means such items as (i) High Demand Equipment (as defined in this Lease), (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (iv) equipment racks, (v) alterations installed by or at the request of Tenant after the Commencement Date, and (vi) any other improvements that are not part of the Building Standard Improvements.

Normal Building Operating Hours.	6 a.m. to midnight, Monday through Friday, excluding Holidays.

Notice Addresses.	Landlord:

Allegany Research Properties, LLC

11521 Milnor Avenue

Upper Potomac Industrial Park

P. O. Box 1210

Cumberland, MD 21501-1210

Attn: Carl Belt, Managing Member

Facsimile Number: 301-729-0163

Academic Privatization of Maryland, LLC

3361 Fieldwood Drive

Smyrna, GA 30080

Attn: Glenn Weaver, Property Manager

Facsimile Number: 800-859-7444

	Tenant:	InfoSpherix Incorporated 12051 Indian Creek Court Beltsville, Maryland 20705 Attn: Mr. Steve Wade Facsimile Number:

Parking.	Ten (10) unreserved parking spaces per each 1,000 rentable square feet in the Premises.

Permitted Use.	General office, research related activities, and related uses.

Premises.	Rentable Square Feet:	Defined per Exhibit A and Exhibit D, for Areas 1-4, and subject to measurement as set forth in this Lease.
	Suite: 1000	Premises and Rentable Area are defined Per Exhibit A and Exhibit D.

Property Manager.	Academic Privatization of Maryland, LLC 3361 Fieldwood Drive Smyrna, GA 30080 Attn: Glenn Weaver, Property Manager Phone: 919-414-0739

Rent Payment Address.	Allegany Research Properties, LLC 11521 Milnor Avenue Upper Potomac Industrial Park P. O. Box 1210 Cumberland, MD 21501-1210

Restrictive Covenants

The following Restrictive Covenants apply to the Premises: Any and all restrictions, reservations, conditions or limitations imposed by the terms of the Master Ground Lease entered into between the State of Maryland for the use of the University System of Maryland and on behalf of its constituent institution, Frostburg State University and Allegany County, dated January 10, 2001, and recorded in Deeds Liber 690, Folio 516, among the Land Records of Allegany County, Maryland and the Ground Sublease Agreement between the Board of County Commissioners of Allegany County, Maryland, and Allegany Research Properties, LLC, a copy of which is attached hereto, incorporated herein, and marked as Exhibit I

Allegany Business Center	The business and research park development community in which the Building is located.

Security Deposit.	None.

State.	Maryland

Tenant Improvement Allowance.	$1.43 per rentable square foot which is intended to cover the costs of architectural and engineering design for the Premises.

Tenant Plan Delivery Date.	15 January 2007.

Tenant’s Proportionate Share.

Tenant’s Proportionate Share of the Building is 66.95%, which is calculated by dividing the approximately 32,429 square feet of the Premises by the approximately 48,435 rentable square feet of the Building. If the Building is expanded all formula shall be adjusted pro rata to take such expansion into consideration.

Term.	As Shown in Exhibit D.

1.2.          Special Provisions.  The following special provisions, if any, shall apply, and where in conflict with other provisions in this Lease, these special provisions shall control:  None.

2.             PREMISES.

2.1.          Premises.  Landlord leases to Tenant and Tenant leases from Landlord the Premises.

2.2.          Square Foot Determinations.  The Building has not been constructed. The Building and Premises shall generally be as described in Exhibit A but minor adjustments may be determined by an Architect selected by Landlord. Landlord shall provide to Tenant the Architect’s determination and calculations. Upon the determination of the measurements of the

Building and Premises as set forth above, the parties shall amend this Lease to correct all applicable provisions affected by the measurement. Rentable Area is outlined in Red on Exhibit A; any revisions are to be computed using consistent methodology.

2.3.          Common Areas.  Tenant shall have non-exclusive access to the common areas of the Building.  Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions.  Tenant shall not interfere with the rights of others to use the Common Areas.  All use of the Common Areas shall be subject to any rules and regulations promulgated by Landlord.

2.4.          Portions of Common Area inside the building are shown on Exhibit F.

3.             TERM.

3.1.          Commencement and Expiration Dates.  The Lease Term commences on the Commencement Date and expires on the Expiration Date of Expiration Year, as set forth in Section 1.1 and shown on Exhibit D.

3.2.          Adjustments to Commencement Date.  The Commencement Date shall be adjusted as follows:

3.2.1.                                             If Tenant requests possession of the Premises prior to the Commencement Date, and Landlord consents, the Commencement Date shall be the date of possession.  All Rent and other obligations under this Lease shall begin on the date of possession, but the Expiration Date shall remain the same.

3.2.2.                                             If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the Commencement Date, the Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord’s delivery of possession of the Premises to Tenant. Any such delay shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession except as set forth in Section 3.4 below

3.3.          Delivery of Possession.  Unless otherwise specified in Lease Addendum #1 or Section 3.2.1 of this Lease, “delivery of possession” of the Premises shall mean 1 December 2007 or if delayed the earlier of: (i) the date Landlord has the Premises ready for occupancy by Tenant as evidenced by a permanent or temporary certificate of occupancy, or its equivalent, issued by proper governmental authority, or (ii) the date Landlord could have had the Premises ready had there been no delays attributable to Tenant.

3.4.          Delayed Delivery of Possession. In the event that the Landlord delays delivery of the Premises to the Tenant and that such late delivery is not the fault of the Tenant or Force Majeure then the Landlord shall allow Tenant three months free of all Rents for each month, or part thereof, of such delay. However such free rent shall not affect the Expiration Date of the Lease.

3.5.          Adjustment of Expiration Date.  If the Expiration Date does not occur on the last day of a month, Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last month of the Term.  Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last month immediately preceding such extension.

3.6.          Right to Occupy.  Tenant shall not occupy the Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, (ii) if applicable, payment of any required Security Deposit, (iii) execution and delivery of any required Guaranty, and (iv) if Tenant is an entity, receipt of a good standing certificate from the State where it was organized and a certificate of authority to do business in the State of Maryland (if different). Tenant’s failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.

3.7.          Commencement Letter.  Landlord may send a commencement letter (“Commencement Letter”) to Tenant confirming the Commencement Date. The Commencement Date set forth in the Commencement Letter shall be conclusive and binding on the parties unless Tenant objects to the date in writing within ten (10) business days after delivery of the Commencement Letter.

4.             USE.

4.1.          Permitted Use.  The Premises may be used only for the Permitted Use set forth in Section 1.1, unless otherwise approved by Landlord in writing.

4.2.          Prohibited Uses.  Tenant shall not use the Premises:

4.2.1.                                             In violation of any Restrictive Covenants applicable to the Premises;

4.2.2.                                             In any manner that constitutes a nuisance or trespass;

4.2.3.                                             In any manner which increases any premiums for insurance on the Building, or makes such insurance unavailable to Landlord; provided that, if an increase in Landlord’s insurance premiums results from Tenant’s use of the Premises, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant’s failure to pay Landlord, on demand, the amount of such increase shall be a default; or

4.2.4.                                             In any manner that creates unusual demands for electricity, heating or air conditioning without Landlord’s prior written consent.

4.3.          Prohibited Equipment in Premises.  Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent.  No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that Electrical Service is not adequate to support the equipment.  Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter.  If High Demand Equipment used in the Premises by Tenant affects the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant.  All costs and expenses relating to High Demand Equipment and Landlord’s administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant upon demand.

5.             RENT.

5.1.          Payment Obligations.  Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

5.1.1.                                             Rent payments shall be sent to the Rent Payment Address set forth in Section 1.1.

5.1.2.                                             Rent shall be paid without previous demand or notice.

5.1.3.                                             If the Term commences on a day other than the first day of a month, then Rent for such month shall be (1) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (2) due and payable on the Commencement Date.

5.1.4.                                             For each Base Rent payment Landlord receives after the fifth (5th) day of the month, Landlord shall be entitled to all default remedies provided under the terms of this Lease, and a late charge in the amount of five percent (5%) of all Base Rent due for such month.  Notwithstanding the foregoing, if Tenant fails to pay rent when due (a “Late Payment”), no more than twice during any calendar year such Late Payment shall not be considered an event of Default if, within five (5) business days after written notice from Landlord (the “Grace Period”), Tenant submits the rent due, including the late charge of five percent (5%) for such month

5.1.5.                                             If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever is less. Twice during any Calendar year, such insufficient funds shall not be considered an event of Default. If more than twice in any Calendar year Landlord presents Tenant’s check to any bank and Tenant has insufficient funds, then all Default remedies provided under the terms of this Lease shall apply.

5.2.          Base Rent.  Tenant shall pay Base Rent as set forth in Section 1.1 and Exhibit D.

5.3.          Additional Rent.  In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, the following:

5.3.1.                                             Tenant’s Proportionate Share of Landlord’s Operating Expenses as described below and in all other portions of Section 5 of this Lease;

5.3.2.                                             Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building shall have no effect on this lease.

5.3.3.                                             Property Taxes differing from those per square foot costs for the building shown in Exhibit E.

5.3.4.                                             Insurance operating costs differing from those per square foot costs for the building shown in Exhibit E.

5.3.5.                                             Tenant’s Proportionate Share of Common Area Operating Expenses.

5.4.          Common Area Operating Expenses.  For each Short Year, Tenant shall pay as Additional Rent its pro rata share of the estimated Common Area Operating Expenses each month with payment of Tenant’s Base Rent. If the Short Year begins on 1 December, 2007, Tenant’s monthly pro rata payment shall be one third (1/3) of Tenant’s Proportionate share for the year. If the Short Year commences on a date other than 1 December 2007, payments shall be adjusted proportionately. For each calendar year after the Base Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of Operating Expenses incurred by Landlord’s operation and maintenance of the Common Area. In no event shall these expenses increase by more than 10% per year.

5.4.1.                                             For purposes of calculating real property taxes for the Base Year, and for the purposes of calculating insurance, Landlord shall use the projections shown on Exhibit E.

5.4.2.                                             For each calendar year after the Short Year, Landlord shall estimate the amount of Common Area Operating Expenses for the next Calendar Year.  Landlord shall send Tenant a written statement showing the amount of Tenant’s Proportionate Share of  estimated Operating Expenses.  Tenant shall pay one-twelfth (1/12th) of Tenant’s Proportionate Share of such Operating Expenses each month with the payment of Tenant’s Base Rent.

5.4.3.                                             Within ninety (90) days after the end of each Calendar year, or as soon as reasonably possible thereafter, Landlord shall send Tenant a report showing the actual Common Area Operating Expenses for the previous Calendar year (or Short Year, as applicable) with a reconciliation of the Tenant’s Proportionate Share of Operating Expenses for that Calendar Year (the “Annual Statement”).  Tenant shall pay to Landlord any Additional Rent owed; or alternatively, Landlord shall adjust Tenant’s Rent payments if Landlord owes Tenant a credit.  After the Expiration Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed, or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund.  If this Lease expires or terminates on a day other than November 30, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year).  All payments or adjustments for Additional Rent shall be made within fifteen (15) days after the applicable Annual Statement is delivered to Tenant.

5.4.4.                                             The Common Area Operating Expenses shall be accounted for and reported on a cash basis, but the determination of whether an item is an expense or a capital expenditure shall be determined in accordance with Generally Accepted Accounting Principles (“GAAP”).

5.4.5.                                             The term “Common Area Operating Expenses” shall mean all expenses and costs (but excluding charges separately paid by other tenants of the Building or third parties) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance and operation of the Common Area, including but not limited to, the following:

5.4.5.1.                                                            Wages, salaries and related expenses (including taxes, insurance and benefits) of obtaining, training and employing all on-site and off-site personnel engaged in the operation, maintenance and access control of the Building;

5.4.5.2.                                                            Cost of all supplies, tools, equipment and materials, whether purchased or leased, used in the operation and maintenance of the Building;

5.4.5.3.                                                            Cost of utilities for the Common Area , including but not limited to, water, steam, gas, sewer and electricity, and power for heating, lighting, air conditioning and ventilating the Building (including all Common Areas and service areas) except as separately metered and billed;

5.4.5.4.                                                            Cost of all maintenance and service agreements for the Common Area  and the equipment therein, including but not limited to, access control service, window cleaning, janitorial service, landscape maintenance, HVAC maintenance, and elevator maintenance;

5.4.5.5.                                                            Cost of all insurance, including but not limited to, fire, casualty, liability and rental abatement insurance applicable to the Common Area and Landlord’s personal property used in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith;

5.4.5.6.                                                            Cost of repairs, replacements and general maintenance of the Common Areas or the Building (excluding the Premises), including those costs related to parking, sidewalks, walkways and landscaping in any portion of the property of which the Building is a part (excluding repairs, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties);

5.4.5.7.                                                            Any and all Common Area maintenance costs related to public areas, including parking, sidewalks, walkways and landscaping in any portion of the property of which the Building is a part;

5.4.5.8.                                                            Any assessments for repairs, replacements and general maintenance of common areas in Allegany Business Center  levied by any owner’s association or sub-association of which the Owner is a member by virtue of its ownership of the Building;

5.4.5.9.                                                            All taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal, and whether they be by taxing districts or governmental authorities presently taxing the Building or by others subsequently created, attributable to the Building or its operation, excluding, however, taxes and assessments attributable to the personal property of tenants, federal and state taxes on income, death taxes, franchise taxes, and taxes imposed or measured on or by the income of Landlord from the operation of the Building. Consultation, accounting and legal fees and other fees and costs resulting from any challenge of tax assessments also shall be included in Operating Expenses.  Tenant will separately pay the ad valorem taxes on its personal property and, if Landlord elects, on the value of the leasehold improvements in the Premises (and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Building to give effect to this sentence).  All taxes, assessments, and governmental charges shall be included in Operating Expenses in the calendar year in which such taxes, assessments or governmental charges are paid;

5.4.5.10.                                                      Amortization of the cost, together with reasonable financing charges, of furnishing and installing capital investment items which (i) are primarily for the purpose of (1) reducing Operating Expenses, or (2) promoting safety; or (ii) may be required by any governmental authority (“Permitted Capital Operating Expenses”).  In the case of Permitted Capital Operating Expenses made for the purpose of reducing Operating Expenses, such costs shall be amortized over such reasonable period as Landlord shall determine, but in any event the amount of the costs for any Calendar Year shall not exceed the savings in Operating Expenses for that Calendar Year.  In the case of Permitted Capital Operating Expenses made for purposes of promoting safety or complying with the requirements of governmental authorities, such costs shall be amortized over the useful life of the improvements as determined in accordance with generally accepted accounting principles (but in no event to extend beyond the remaining useful life of the Building); and

5.4.5.11.                                                      Cost of an office in the Building maintained for the Property Manager.

5.4.6.                                             Notwithstanding the foregoing provisions, Common Area Operating Expenses shall not include the following:

5.4.6.1.                                                            Leasing commissions, attorneys’ fees, costs, disbursements and other expenses incurred in connection with negotiations for leases with tenants, prospective tenants or other occupants of the Building, or similar costs incurred in connection with disputes with tenants, prospective tenants or other occupants of the Building, or similar costs and expenses incurred in connection with negotiations or disputes with consultants, management agents, purchasers or mortgagees of the Building;

5.4.6.2.                                                            Non-cash items, such as deductions for depreciation or obsolescence of the Building and the Building equipment, or interest on capital invested (except for Permitted Capital Operating Expenses);

5.4.6.3.                                                            Payments of principal and interest or other finance charges made on any debt (except for Permitted Capital Operating Expenses), and rental payments made under any ground or underlying lease or leases, except to the extent that a portion of such payments is expressly for ad valorem/real estate taxes or insurance premiums on the Building;

5.4.6.4.                                                            Costs incurred by Landlord in the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building, including brokerage commissions, management fee’s, attorneys’ fees and accountants’ fees, closing costs, title insurance premiums, sales taxes, transfer taxes and interest charges; and

5.4.6.5.                                                            Costs which are required to be capitalized in accordance with generally accepted accounting principles (except for Permitted Capital Operating Expenses).

5.4.7.                                             If Tenant disputes the amount of Common Area Operating Expenses as set forth in the Annual Statement from the Landlord, then Tenant shall be provided with copies of Landlord’s books and records relating to Operating Expenses audited by a qualified professional selected by Tenant in accordance with Section 5.4.7.2 of this Lease or by Tenant itself, provided (i) Tenant gives written notice of the audit within forty-five (45) days of Tenant’s receipt of the Annual Statement, and (ii) Tenant is not in default under the Lease.  No subtenant shall have any right to conduct an audit and no assigns shall conduct an audit for any period during which such assignee was not in possession of the Premises.

5.4.7.1.                                                            Books and records necessary to accomplish any audit permitted under this Section shall be retained for twelve months after the end of each calendar year, and on receipt of notice of Tenant’s dispute of the operating expenses shall be made available to Tenant to conduct the audit, which (at Landlord’s option) may be either at the Premises, at the Landlord’s division office for the area in which the Premises are located, or at Landlord’s home office in Frostburg, Maryland.  If Tenant and Landlord dispute the amount of operating expenses after Tenant’s Audit, then Landlord’s independent certified public accountant shall consult with Tenant’s professional to reconcile any discrepancies.

5.4.7.2.                                                            In the event that the Tenant elects to have a professional audit of  Landlord’s Operating Expenses as provided in this Lease, such audit must be conducted by an independent nationally or regionally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis.  All information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit shall be held in strict confidence by Tenant and its officers, agents, and employees and as a condition to such audit, the Tenant’s auditor shall execute a written agreement agreeing that the auditor is not being compensated on a contingency fee basis and that all information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit, shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law.

5.4.7.3.                                                            If Common Area Operating Expenses were overstated by ten percent (10%) or more, then Landlord shall reimburse Tenant for its reasonable Audit costs; otherwise, Tenant shall pay its own costs.

6.             SECURITY DEPOSIT. [Deleted]

7.             SERVICES BY LANDLORD.

7.1.          Base Services.  At Tenant’s sole costs, Tenant shall provide the services to the Premises to include all utilities including Data, repairs, replacement and maintenance and janitorial services to the Premises. Where appropriate the Landlord will install metering or sub-metering to enable accurate measurements of the Tenant’s obligations for payment of these basic services. Tenant’s Proportionate Share of Common Area Operating Expenses shall be billed to the Tenant as Additional Rent. Provided that Tenant is not then in default, Landlord shall cause the following Common Area services to be furnished to the Building, or (as applicable) the Premises:

7.1.1.                                             Common Area Water (if available from city mains) for drinking, lavatory and toilet purposes;

7.1.2.                                             Common Area Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, dictating equipment, adding machines and calculators, and general service non-production type office copy machines; provided that Landlord shall have no obligation to provide more than the amount of power for convenience outlets as set forth in Section 1.1;

7.1.3.                                             All Operatorless elevator maintenance and repair service;

7.1.4.                                             Common Area Building standard fluorescent lighting composed of 2’ x 4’ fixtures; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting;

7.1.5.                                             Common Area Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises as follows:

7.1.5.1.                                                            Common Area heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service;

7.1.6.                                             Common Area Janitorial services five (5) days a week, excluding Holidays, per the specifications set forth in Exhibit C; and

7.1.7.                                             Common Area Unreserved parking spaces, not to exceed the number specified in Section 1.1, for use by Tenant’s employees and invitees in common with the other tenants of the Building and their employees and invitees.

7.1.8.                                             Common Area. Parking and Hardscape janitorial, repairs, replacement, maintenance snow removal and lighting.

7.1.9.                                             Common Area. Landscaping.

7.2.          Landlord’s Maintenance.  Landlord shall make all repairs and replacements to the Building Common Areas and warranty repairs to the Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under the provisions of this Lease.  Landlord’s maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems not specifically located in the Tenants Premises, such as mechanical, electrical, HVAC, and plumbing.  Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.  All such costs which qualify as Common Area Operating Expenses may be passed through as Additional Rent pursuant to the terms of this Lease. If Landlord does not perform its maintenance, repair or replacement obligations in a timely manner, commencing the same within five (5) days after receipt of notice from Tenant specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Tenant shall have the right, but not the obligation, to perform such work.  Any reasonable amounts expended by Tenant on such maintenance, repair or replacement shall be paid by Landlord to Tenant upon demand. The cost of repairs or replacements needed because of Tenant’s misuse or neglect shall be charged directly to Tenant as Additional Rent.

7.2.2        Moved to Section 8.3.

7.3.          Limitation on Landlord’s Liability. Only in the event of Landlord’s negligence shall Landlord be liable to Tenant for any damage caused to Tenant’s Property or any interruption in Tenant’s use of the Premises due to (i) the Building (including the roof, foundation, exterior walls, interior structural walls, and structural components) or any Building System (including any HVAC, plumbing or electrical system) being improperly constructed or being or becoming out of repair, or (ii) arising from any leaking, clogged, overflowing or ruptured gas, water, sewer, steam or refrigerant lines.

7.4.          No Abatement.  There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant.  Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency. Unless an emergency occurs Landlord shall provide Tenant with 30 days prior written notification of any such shutdown.

7.5.          Tenant’s Obligation to Report Defects.  Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant.

8.             TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES.

8.1.          Acceptance of Premises.  Subject to the terms of the attached Lease Addendum #1 — Workletter, (the “Workletter”) and a Tenant generated “Punchlist”, if any, Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises as can reasonably be performed, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant’s Permitted Use, and (iii) constitutes Tenant’s acceptance of the Premises “as is”.  Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth in the Workletter.

8.2.          Move-In Obligations.  Tenant shall schedule its move-in with the Property Manager.  Unless otherwise approved by the Property Manager, move-in shall take place at a mutually agreeable time.  During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises.  If Tenant’s move-in occurs during Normal Building Operating Hours, all elevators, entrances, hallways and other Common Areas must remain in use for the general public.  If desired by Tenant in connection with its move-in, any specialized use of elevators or other Common Areas must be coordinated with and approved by the Property Manager.  Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations.  Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant.

8.3.          Tenant’s Maintenance.  Tenant shall make all repairs and replacements to the Premises other than as provided in Section 7.2. Tenant’s obligations shall include but are not limited to maintenance, repairs and replacement of fixtures, furniture, finishes and equipment including interior walls, all Building systems specifically located in the Premises, including mechanical, electrical, HVAC heat pumps, piping and ducting, and plumbing. Repairs and replacement shall be made within a reasonable time to assure that the space is in good working order and repair. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises ; (iii) repair and replace all improvements, including any special equipment or decorative treatments, installed by or at Tenant’s request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste.

8.4.          Alterations to Premises.  Tenant shall make no structural or interior alterations to the Premises.  If Tenant desires alterations, then Tenant shall provide Landlord’s Property Manager with a complete set of construction drawings.  Any such alterations are subject to the prior written approval of Landlord which shall not be unreasonably withheld.  If Landlord consents to the alterations, then the Property Manager shall determine the actual cost of the work to be done (to include the Construction Supervision Fee).  Tenant may then either authorize Landlord to have the work done at Tenant’s expense or withdraw its request for the alterations.

8.5.          Restoration of Premises.  At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted, and (ii) restore the Premises at Tenant’s sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty excepted.  If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant’s restoration obligation.  Landlord, however, may elect to require Tenant to leave any Non-Standard

Improvements in the Premises unless at the time that such Non-Standard Improvements were installed, Landlord agreed in writing that Tenant could remove such improvements.  Tenant shall repair any damage caused by the removal of any Non-Standard Improvements.

8.6.          Landlord’s Performance of Tenant’s Obligations.  If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work.  Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord upon demand.

8.7.          Construction Liens.  Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises.  NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.  Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant.  Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days.  Should Tenant fail to discharge the lien within ten (10) days, then Landlord may discharge the lien.  The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand.  These remedies shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

9.             PROPERTY OF TENANT.

9.1.          Property Taxes.  Tenant shall pay when due all taxes levied or assessed upon Tenant’s equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises.  Tenant shall pay as Additional Rent its pro rata share of any increases in assessed taxes above the annual taxes shown in the Annual Anticipated Property Tax and Insurance Table in Exhibit E.

9.2.          Generator and Satellite Antennae.  Subject to local ordinances and regulations Tenant, at its expense, shall have the right to install a back up generator on a concrete pad that has been suitably prepared by the Landlord as part of Tenant Improvements adjacent to the Premises and shall be allowed to cable such generator to the Premises. Tenant shall have the right to mount no more than five (5) small aperture satellite antennae on the roof of the building and cable same to the Premises. Tenant shall have the option to have the costs associated with the installation of this equipment paid out of Tenant Improvement Allowance. All such installations shall be in subject to and in compliance with all State or Local ordinances and regulations or standards that may apply.

9.3.          Removal.  Tenant may remove all non-standard equipment, fixtures and equipment which it has placed in the Premises; provided, however, that such removal is not overly intrusive as determined in the sole opinion of the Landlord, and Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant. Landlord shall provide Tenant 30 days written notice of removal of any items the Landlord requires and if not removed by Tenant then the Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant. Examples of overly intrusive removal of fixtures and equipment include but are not limited to removal of wiring in the walls, security locks in doors and door frames, plumbing, HVAC systems that are not free standing, cabinets, etc.

10.           SIGNS.  Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.  Door and directory signage shall be provided and installed by the Landlord in accordance with building standards at Tenant’s expense, unless otherwise provided in the Workletter. Except that the Tenant shall have the right to erect an illuminated or non illuminated sign on the upper eastern façade of building of such design and construction that is mutually agreeable to both Parties. The location and design shall be mutually planned as part of the Work Letter.

11.           ACCESS TO PREMISES.

11.1.        Tenant’s Access.  Tenant and its agents, employees, contract employees and invitees, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations.  Tenant shall be responsible for granting its agents, employees, invitees and guests access to the Premises after Normal Building Operating Hours and on weekends and Holidays, and in no event shall Tenant compromise the security of the Building in granting such access. Tenant’s access to the Business Support Areas defined and marked in Exhibit G is limited to Normal Business Hours as determined in section 1.1 and such areas are intended for the use by employees only to the extent that such use is necessary and customary for the support of Tenants primary business and not for the personal use of the Tenant’s employees unrelated to the Tenant’s primary business.

11.2.        Landlord’s Access.  Landlord shall have the right, at all reasonable times and upon reasonable and written notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers.  Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to show prospective tenants; provided, however that Landlord will not enter the Premises with prospective tenants without arranging for an escort by the Tenant and shall provide Tenant with prior written notice.

11.3.        Emergency Access.  Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency.  If Landlord exercises this right, it shall notify Tenant as soon as is reasonably possible.

12.           TENANT’S COMPLIANCE.

12.1.        Laws.  Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted.

12.2.        Rules and Regulations.  Tenant shall comply with the Rules and Regulations attached as Exhibit B.  The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are uniformly applicable to all tenants in the Building.  The terms of this Lease shall supersede any conflicting Rules and Regulations.

13.           ADA COMPLIANCE.

13.1.        Tenant’s Compliance.  Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises or alteration of the Premises to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (the “ADA”).

13.2.        Landlord’s Compliance.  At the Commencement date of this Lease the Landlord, at Landlord’s sole expense, shall comply with the requirements of the ADA as it applies to the Premises (excluding Furniture, Fixtures, and Equipment not provided or installed by Landlord), the Common Areas and restrooms of the Building. Landlord shall not be required to make changes to the Common Areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law.

13.3.        ADA Notices.  If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days after receipt of such notice and shall provide Landlord with copies of any such notice.

14.           INSURANCE REQUIREMENTS.

14.1.        Tenant’s Liability Insurance.  Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit of ONE MILLION DOLLARS ($1,000,000.00) for each Occurrence, and General Aggregate of at least THREE MILLION DOLLARS ($3,000,000.00), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Landlord shall be an Additional Named Insured on Tenant’s Liability Insurance Policy.

14.2.        Tenant’s Property Insurance; Limitation on Landlord Liability.  Throughout the Term, Tenant shall carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and including sprinkler leakage coverage, and with coinsurance waived.  For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any Non-Standard Improvements to the Premises.

14.3.        Certificates of Insurance.  Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord.  If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

14.4.        Insurance Policy Requirements.  Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord and Landlord’s Property Manager as additional named insureds as their interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to Landlord; (iv) be non-assessable primary policies, and non-contributing with any insurance that Landlord may carry; (v) provide that any loss shall be payable notwithstanding any negligence of Landlord or Tenant which might result in a forfeiture of such insurance or the amount of proceeds payable; and (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless approved in writing by Landlord.

14.5.        Landlord’s Property Insurance.  Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.

14.6.        Tenant’s Obligation for payment of Property Insurance.  Tenant shall pay as Additional Rent its pro rata share of any increases in Property Insurance above the annual insurance shown in the Annual Anticipated Property Tax and Insurance Table in Exhibit E.

14.7.        Mutual Waiver of Claims and Subrogation.  Notwithstanding any other provisions in this Lease, Landlord hereby releases and waives unto Tenant (including all of its partners, stockholders, officers, directors, employees and agents), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all of its partners, stockholders, officers, directors, employees and agents), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty insured under the terms of any property, general liability, or other policy of insurance maintained by Landlord or Tenant, or required to be maintained by Landlord or Tenant under the terms of this Lease.  As respects all policies of insurance carried or maintained pursuant to this Lease, Tenant and Landlord each waive the insurance carriers’ rights of subrogation.

15.           INDEMNITY.  Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant agrees as follows:

15.1.        Tenant Indemnity.  Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant.

15.2.        Landlord Indemnity.  Landlord shall indemnify and hold Tenant harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Landlord in or about the Premises or the Building, or (ii) any breach or default by Landlord in the performance of any of its obligation under this Lease (iii) any act or neglect of Landlord, or any officer, employee, or contractor of Landlord.  Tenant’s failure to obtain any insurance coverage required under the terms of this Lease shall void Landlord’s indemnity obligation to the extent such insurance would have provided coverage for the claim.

15.3.        Defense Obligation.  If any such action is brought against either party, then the other party, upon notice from the indemnified party, shall defend the same through counsel selected by the indemnified party’s insurer, or other counsel acceptable to the indemnified party.

15.4.        Survival.  The indemnity and defense obligation provisions of this Section shall survive the expiration or termination of this Lease.

16.           QUIET ENJOYMENT.  Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease.  No action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant if reasonable access to the Premises is provided to Tenant.

17.           SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

17.1.        Subordination.  This Lease is subject and subordinate to each mortgage or ground lease which may now or hereafter cover all or any part of the property of which the Premises is a part.  This subordination shall be self-operative and no further instrument of subordination is required.  Tenant, however, within ten (10) days after Landlord’s request, shall execute any appropriate certificate or instrument to confirm such subordination.  Notwithstanding the foregoing, the mortgagee or ground lessor may elect at any time to cause their interest in the property to be subordinate and junior to Tenant’s interest under this Lease by filing an instrument in the real property records of Allegany County, Maryland, effecting such election and providing Tenant with notice of such election.

17.2.        Attornment.  In the event of the enforcement of its rights by any mortgagee under a mortgage, or by any lessor under any ground lease, Tenant, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement (“Successor”), automatically will become the tenant of such Successor without change in the terms or other provisions of this Lease; provided, however, that such Successor shall not be (i) bound by any payment of the Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) bound by any amendment or modification of this Lease made without the consent of any such mortgagee or ground lessor, as applicable, (iii) liable for any act, warranty, neglect, default or omission of the prior Landlord under this Lease; (iv) subject to the offsets, deductions or defenses which Tenant might have arising out of acts or omissions of any prior Landlord under this Lease; (v) liable for the breach of any warranties or obligations relating to construction of improvements for the property of which the Premises is a part or leasehold improvements in the Premises performed or to have been performed by Landlord, or (vi) liable for the return of any security deposit not delivered to such successor in interest or ground lessor, as the case may be.

17.3.        Non-Disturbance.  Tenant’s obligation to subordinate its interests to any mortgage or ground lease, and to attorn to any Successor, is conditioned upon the mortgagee, ground lessor, or Successor agreeing to not disturb Tenant’s quiet enjoyment of the Premises during the Term so long as Tenant is not in default under the terms of this Lease.

17.4.        Estoppel Certificates.  Tenant agrees to execute within ten (10) business days after request, and as often as requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant’s knowledge regarding this Lease, and the Premises, including but not limited to: (i) the Commencement Date and (if different) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent has been paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect. Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease.

18.           ASSIGNMENT — SUBLEASE.

18.1.        Landlord Consent.  Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably.  Factors which Landlord may consider in deciding whether to consent to an assignment or sublease include (without limitation), (i) the creditworthiness of the assignee or sublessee, (ii) the proposed use of the Premises (iii) any renovations to the Premises or special services required by the assignee or sublessee, and (iv) business interest of Landlord. Landlord will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant.  One consent shall not be the basis for any further consent.

18.2.        Definition of Assignment.  The term “assignment” includes the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of more than fifty percent (50%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is more than fifty percent (50%).  The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant is a publicly traded company, public trades or sales of the Tenant’s stock in the normal course of business on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

18.3.        Permitted Assignments/Subleases.  Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises; provided however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use.  Tenant shall give Landlord notice of all permitted assignments and subleases.

18.4.        Prohibited Assignments/Subleases.  Notwithstanding any provision in this Lease to the contrary, Tenant shall not be permitted to assign this Lease or to sublet all or any part of the Premises to any then current tenant in the Building. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings.  Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

18.5.        Limitation on Rights of Assignee/Sublessee.  Any assignment or sublease for which Landlord’s consent is required shall not include the right to exercise any options to renew the Lease Term, expand the Premises, or similar options, unless specifically provided for in the consent.

18.6.        Tenant Not Released.  No assignment or sublease shall release Tenant of any of its obligations under this Lease.

18.7.        Landlord’s Right to Collect Sublease Rents upon Tenant Default.  If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee.  Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default.  The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

18.8.        Excess Rents.  [Deleted]

18.9.        Landlord’s Fees.  Tenant shall pay Landlord an administration fee of $1,000.00 per assignment or sublease transaction for which consent is required.

18.10.      Unauthorized Assignment or Sublease.  Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease.

18.11.      Limitation.  Notwithstanding anything contained in this Lease, no proposed assignment or sublease shall provide for a rental or other payment for the leasing, use, occupancy or utilization of all or any portion of the Premises based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales.  No proposed assignment of this Lease or sublease of the Premises shall, in the sole opinion of Landlord, (a) cause a violation of the Employee Retirement Income Security Act of 1974 or the regulations promulgated thereunder, as amended from time to time, by such proposed assignee or subtenant, by Landlord, or by any person which, directly or indirectly, controls, is controlled by, or is under common control with, Landlord or any person who controls Landlord or (b) result in Landlord, or any person which, directly or indirectly, controls Landlord, receiving “unrelated business taxable income” as defined in the Internal Revenue Code, as amended.

19.           DAMAGES TO PREMISES.

19.1.        Landlord’s Restoration Obligations.  If the Building or Premises are damaged by fire or other casualty (“Casualty”), then Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

19.1.1.                                       Landlord’s duty to repair and restore the Premises shall begin as expeditiously as possible after cessation of such casualty.

19.1.2.                                       Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, personal or business property, decorations, signs, contents, or any Non-Standard Improvements to the Premises except that such Casualty is caused by Landlords gross negligence.

19.2.        Termination of Lease by Landlord.  Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable. If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty.  Tenant shall vacate and surrender the Premises to Landlord as expeditiously as possible after receipt of the notice of termination.

19.3.        Termination of Lease by Tenant.  Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within one hundred eighty (180) days of the Casualty (“Restoration Period”); (ii) the Restoration Period has not been delayed by force majeure; and (iii) Tenant gives Landlord notice of the termination within fifteen (15) days after the end of the Restoration Period (as extended by any force majeure delays). If Landlord is delayed by force majeure, then Landlord must provide Tenant with notice of the delays within fifteen (15) days of the force majeure event stating the reason for the delays and a good faith estimate of the length of the delays.

19.4.        Tenant’s Restoration Obligations.  Unless terminated, the Lease shall remain in full force and effect and the proceeds of all insurance carried by Tenant on its property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

19.5.        Rent Abatement.  If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated.  If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant’s business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable.  The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant’s business operations are restored in the entire Premises, whichever shall first occur.  However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant’s subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent.

19.6.        Waiver of Claims.  The abatement of the Rent set forth above is Tenant’s exclusive remedy against Landlord in the event of a Casualty.  Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration.

20.           EMINENT DOMAIN.

20.1.        Effect on Lease.  If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date.  If only a portion of the Premises is taken and Tenant can continue use of the remainder, then Tenant shall continue the operation of Tenant’s business in any part not taken under the power of eminent domain to the extent reasonably practicable under prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable.

20.2.        Right to Condemnation Award.  Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises.  Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking.  Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking.  Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

21.           ENVIRONMENTAL COMPLIANCE.

21.1.        Environmental Laws.  The term “Environmental Laws” shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

21.2.        Tenant’s Responsibility.  Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws.  Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials on the Property.  Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after notice is given to Landlord of the identity of such substances or materials.  No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies.  Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request, concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.  Tenant’s obligations under this Section are collectively the “Tenant’s Environmental Responsibilities.”

21.3.        Tenant’s Liability.  Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant’s failure to comply with Tenant’s Environmental Responsibilities, including but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with Tenant’s Environmental Responsibilities.

21.4.        Limitation on Tenant’s Liability.  Tenant’s Environmental Responsibilities shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant’s use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant’s subtenants or any of their agents, employees, contract employee, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, guests, or invitees.

21.5.        Inspections by Landlord.  Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s Environmental Responsibilities.  Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s use of the Premises; however, in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with Tenant’s Environmental Responsibilities.  Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits.  The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with Tenant’s Environmental Responsibilities, in which case the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid by Tenant, on demand.

21.6.        Property.  For the purposes of Tenant’s Environmental Responsibilities, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building is located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located.

21.7.        Tenant’s Liability After Termination of Lease.  Tenant’s indemnity obligations and liability with respect to any of the Tenant’s Environmental Responsibilities shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord.

21.8.        Landlord’s Liability.  Landlord shall hold Tenant free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Tenant shall incur, or which Tenant would otherwise incur, by reason of Landlord’s failure to comply with Landlord’s Environmental Responsibilities prior to the Commencement Date, including but not limited to: (i) the cost of full remediation of any contamination and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) if any, the reasonable fees and expenses of Tenant’s attorneys, engineers, and consultants incurred by Tenant in enforcing and confirming compliance with Tenant’s Environmental Responsibilities.

22.           MOLD.

22.1.        Presence of Mold.  Tenant acknowledges that (i) mold, mildew, and similar organisms (collectively “mold”) can grow in almost any moist location, especially where excessively humid or moist conditions exist, (ii) some forms of Mold are considered to be toxic or dangerous to human health, (iii) Mold emits airborne spoors that may be disbursed through the HVAC system, and (iv) Mold may cause certain individuals to experience allergic reactions or other medical conditions, including respiratory distress and eye irritation. The presence and consequences of any Mold in the Premises is referred to in this Section as “Mold Conditions”.

22.2.        Mold Prevention Practices.  Tenant agrees, at its own expense, to do the following for the prevention and control of Mold Conditions within the Premises (“Mold Prevention Practices”):

22.2.1.     Adopt and enforce good housekeeping practices and vigilant moisture control within the Premises, and particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains;

22.2.2.     Regularly monitor the Premises for the presence of Mold and any conditions that reasonably can be expected to give rise to or be attributed to Mold including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks, or any other water collection or penetration (from any source, internal or external), Mold growth (including mildew), repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding substandard indoor air quality at the Premises; and

22.2.3.     Immediately notify Landlord in writing if Tenant observes, suspects, or has been notified that any Mold Conditions are present in, at, or about the Premises.

22.3.        Remediation.  If any Mold Conditions are discovered, Landlord shall have the right to investigate and remediate the Mold Conditions and to impose additional Mold Prevention Practices on the Tenant at Tenant’s expense.  However, provided Tenant is in compliance with 22.2 then all remediation will be at Landlords expense.

22.4.        Tenant Indemnity.  Tenant shall indemnify and hold Landlord harmless from any and all liability, claims or damages incurred by Landlord in connection with any Mold Conditions, including without limitation any third party claims and all costs incurred by Landlord to investigate and remediate any Mold Conditions, unless caused or contributed to by Landlords negligence.

22.5.        Release. [Deleted]

22.6.        Survival.  The Tenant’s indemnity obligations and release with respect to Mold Conditions shall survive the expiration or earlier termination of this Lease.

23.           DEFAULT.

23.1.        Tenant’s Default . Tenant shall be in default under this Lease if Tenant:

23.1.1.                                       Fails to pay when due any (subject to any applicable Grace Period) Base Rent, Additional Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease;

23.1.2.                                       Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within Thirty (30) days after Landlord gives Tenant notice specifying the breach, or if such breach cannot, with due diligence, be cured within Thirty (30) days, Tenant does not commence curing within Thirty (30) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

23.1.3.                                       Files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing; or

23.1.4.                                       Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors.

23.2.        Landlord’s Remedies.  In the event of a Tenant default, Landlord at its option may do one or more of the following:

23.2.1.                                       Terminate this Lease and recover all damages caused by Tenant’s breach, including consequential damages for lost future rent that would have been due from Tenant;

23.2.2.                                       Repossess the Premises, after terminating, and relet the Premises at the then applicable market rates;

23.2.3.                                       Bring action for recovery of all amounts due from Tenant; or

23.2.4.                                       Pursue any other remedy available in law or equity.

23.3.        Landlord’s Expenses; Attorneys Fees.  All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for re-letting as general office or basic research space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant.  Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant. Landlord shall use reasonable efforts to mitigate its damages.

23.4.        Should any re-letting result in Landlord receiving rents in access to the amounts payable under this lease then such amounts shall be offset against the provisions of this clause.

23.5.        Remedies Cumulative.  All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy.  No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant.  The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition.

23.6.        No Accord and Satisfaction.  No acceptance by Landlord of a lesser sum than the Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

23.7.        No Reinstatement.  No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money.  After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

23.8.        Summary Ejectment.  Tenant agrees that in addition to all other rights and remedies, Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord’s rights to otherwise collect rents or breach of contract damages from Tenant.

23.9.        Landlord’s Default.  Landlord shall be in default under this Lease if Landlord breaches any agreement, covenant or obligation in this Lease and such breach is not remedied within fifteen (15) days after Tenant gives Landlord written notice specifying the breach, or if such breach cannot, with due diligence, be cured within fifteen (15) days, Landlord does not commence curing within fifteen (15) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice.

23.10.      Tenant’s Remedies.  In the event of a Landlord default, Tenant may, in addition to any remedies available to it at law, cure the default on behalf of Landlord, and the reasonable costs of such cure shall be paid to Tenant by Landlord upon written demand

24.           MULTIPLE DEFAULTS.

24.1.        Effect on Notice Rights and Cure Periods.  Except in the case of late payment of Rent, including Additional Rent, should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

25.           BANKRUPTCY.

25.1.        Trustee’s Rights.  Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the “Code”) may have certain rights to assume or assign this Lease.  This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

25.2.        Adequate Assurance.  Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease.

25.3.        Assumption of Lease Obligations.  Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

26.           NOTICES.

26.1.        Addresses.  All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1.1, or to such other address as a party may specify by duly given notice.

26.2.        Form; Delivery; Receipt.  ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED.  Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party’s address as set forth above.  Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

26.3.        Address Changes.  The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

26.4.        Notice by Legal Counsel.  Notices may be given on behalf of any party by such party’s legal counsel.

27.           HOLDING OVER.  If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance.  Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred and ten percent (110%) of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease.  The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant’s wrongful failure to vacate. In the case that the Tenant has given Landlord 60 days prior written notice of a Hold Over and the Landlord agrees to such Hold Over then the damages and increased Rent of this section shall not apply.

28.           RIGHT TO RELOCATE.  [Deleted.]

29.           BROKER’S COMMISSIONS.

29.1.        Broker.  Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Brokers identified in Section 1.1.

29.2.        Landlord’s Obligation.  Landlord shall pay any commissions or fees that are payable to the Brokers with respect to this Lease pursuant to Landlord’s separate agreement with the Brokers.

29.3.        Indemnity.  Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future) other than the Brokers identified in Section 1.1 claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord.  The provisions of this Section shall survive the termination of this Lease.

30.           MISCELLANEOUS.

30.1.        No Agency.  Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title to the Building is paramount, and that it can do nothing to affect or impair Landlord’s title.

30.2.        Force Majeure.  Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by force majeure.  The term “force majeure” means:  fire, flood, extreme weather, labor disputes, strike, lock-out, riot, acts or threats of terrorism, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the Landlord’s reasonable control.

30.3.        Limitation on Damages.  Notwithstanding any other provisions in this Lease, Landlord shall not be liable to Tenant for any special, consequential, incidental or punitive damages.

30.4.        Satisfaction of Judgments Against Landlord  [Deleted].

30.5.        Interest.  [Deleted].

30.6.        Legal Costs.  Should either party prevail in any legal proceedings against the other for breach of any provision in this Lease, then non-prevailing party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys’ fees (at all tribunal levels).

30.7.        Sale of Premises or Building.  Landlord may sell the Building without affecting the obligations of Tenant hereunder; upon the sale of the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.

30.8.        Time of the Essence.  Time is of the essence in the performance of all obligations under the terms of this Lease

30.9.        Transfer of Payments.  If Tenant has paid any Security Deposit or prepaid any Rent, Landlord may transfer the Security Deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

30.10.      Tender of Premises.  The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

30.11.      Tenant’s Financial Statements.  Upon request of Landlord, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available.  The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.  The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes.  Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.

30.12.      Recordation.  This Lease may not be recorded without Landlord’s prior written consent.  Landlord, upon request of Tenant, agrees to execute a memorandum of this Lease in recordable form, and Tenant may record such memorandum at its cost.  The form of the memorandum shall be subject to Landlord’s reasonable approval.

30.13.      Partial Invalidity.  The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.

30.14.      Binding Effect.  This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

30.15.      Entire Agreement.  This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties.  Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof.

30.16.      Good Standing.  If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant.  If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State in which the Premises are located, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.  If Tenant is a corporation, partnership or other entity, each of the persons signing on behalf of Tenant warrants that all consents or approvals required of any parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease.

30.17.      Terminology.  The singular shall include the plural, and the masculine, feminine or neuter includes the other.

30.18.      Headings.  Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

30.19.      Choice of Law.  This Lease shall be interpreted and enforced in accordance with the laws of Maryland.

30.20.      Execution.  The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant.

30.21.      Approval by Lender and United States Economic Development Agency.  Tenant acknowledges that the financing on the Property has not been concluded and that Lender and or EDA may require material changes in the Lease before making a Loan Commitment or granting necessary approval. If changes are required by Lender or EDA, Tenant agrees to work in good faith with the Landlord to make necessary modifications in this Lease.

31.           ADDENDA AND EXHIBITS.  The addenda and exhibits listed below are incorporated into this Lease.

31.1.        Lease Addendum #1 — “Workletter”

31.2.        Exhibit A — Building and Premises

31.3.        Exhibit B — Rules and Regulations

31.4.        Exhibit C — Janitorial Specifications

31.5.        Exhibit D — Monthly Rents and Expiration Date

31.6.        Exhibit E — Annual Anticipated Property Tax and Insurance Table

31.7.        Exhibit F — Common Area

31.8.        Exhibit G— Business Support Area

31.9.        Exhibit H — Building Standard Improvements

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE BLOCKS ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:

ALLEGANY RESEARCH PROPETIES, LLC

By:	Executed by Carl Belt, Jr
Name:	Dated 020607
Title:

STATE OF MARYLAND             )

                          _____________    )  TO WIT:

COUNTY/CITY OF _________    )

       I HEREBY CERTIFY that on this __th day of ______________, 2006, before me, the subscriber, a Notary Public of the State of Maryland and County/City of ________________, personally appeared before me _________________, _____________________________, of Allegany Research Properties, LLC, and

acknowledged the foregoing Lease to be the act and deed of said Limited Liability Company.

       WITNESS my hand and notarial seal.

Notary Public
My Commission Expires ______________________.

TENANT:

INFOSPHERIX INCORPORATED

	By:	Executed by Richard Levin
	Name:	Dated 020607
Title:

STATE OF MARYLAND             )

                          _____________    )  TO WIT:

COUNTY/CITY OF _________    )

I HEREBY CERTIFY that on this __th day of ______________, 2006, before me, the subscriber, a Notary Public of the State of Maryland and County/City of ________________, personally appeared before me _________________, _____________________________, of InfoSpherix Incorporated, and acknowledged the foregoing Lease to be the act and deed of said corporation

       WITNESS my hand and notarial seal.

Notary Public
My Commission Expires ______________________.

LEASE ADDENDUM #1

WORKLETTER

This Lease Addendum #1 (the “First Addendum” or “Workletter”) sets forth the rights and obligations of Landlord and Tenant with respect to space planning and preparing final construction drawings, and the construction and installation of any improvements to the Premises (not included in the base Building finishes) to be completed before the Commencement Date (“Tenant Improvements”).

Landlord and Tenant mutually agree to the following:

1.     Allowance.  Landlord agrees to provide Tenant with the allowance identified in Section 1.1 of the Lease (“Allowance”) to design, and construct the Tenant Improvements.  Tenant shall be fully responsible for all Tenant Improvement costs that exceed the Allowance.

2.     Base Building.  Landlord’s base Building finishes (“Base Building Finishes”) will consist of:

a.     An energy efficient HVAC system similar to those associated with typical Class A buildings in the region,

b.     One (1) VAV per 1,000 square feet wired with DDC controls,

c.     Six (6) watts/square foot low voltage throughout the space,

d.     Parabolic lights at one per 80 square feet,

e.     Reveal edge tiles and ceiling grid.

Tenant may elect not to receive the Landlord’s Base Building Finishes in the Premises, in which case the cost of such finishes will be added to the Allowance.

3.     Plans.

a.     On Tenant’s behalf, Landlord shall select architects and engineers (collectively “Architect”), who will do the following at Tenant’s expense (which expense shall be deducted from the Allowance):

i.              Attend a reasonable number of meetings with Tenant and Landlord’s agent to define Tenant’s requirements for the Tenant Improvements.

ii.             Provide a space plan (“Space Plan”) for Tenant’s review and approval.

iii.            Complete construction drawings for Tenant’s partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule (“Construction Drawings”) based on the Space Plan.

iv.            Complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work to be done in the Premises (“Mechanical Drawings”) (the Space Plan, Construction Drawings and Mechanical Drawings are collectively referred to as the “Plans”).

b.     Tenant shall review and provide comments to or approve the Space Plan, in writing, within five (5) business days after receipt.  Any Tenant delay in reviewing the Space Plan shall not delay the Commencement Date under the Lease.

c.     Tenant also review and provide comments or approve the Construction Drawings and Mechanical Drawings within five (5) business days after receipt.  Failure to provide any comments to the Construction Drawings or Mechanical Drawings within five (5) business days after receipt shall constitute Tenant’s approval of such Construction Drawings or Mechanical Drawings.

d.     All Plans (and any modifications to the Plans) shall be subject to Landlord’s prior written approval.  Landlord agrees that it will not unreasonably withhold its approval of the Plans, or modifications to the Plans; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any Tenant Improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building.  Any approval of the Plans by Landlord shall not constitute approval of any delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such delays.  Landlord may condition its approval of the Plans on Tenant paying rent prior to completion of the Tenant Improvements if the Plans require special design elements or materials that would cause Landlord to deliver possession of the Premises to Tenant after the scheduled Commencement Date.

4.     Tenant Responsibility for Plans and Plan Delivery Date.

a.     Tenant acknowledges that the Architect is acting on behalf of the Tenant with respect to the Plans for the Tenant Improvements, and that Tenant (not Landlord) is responsible for the content of the Plans and the timely completion of the Plans.

b.     Tenant covenants and agrees to deliver to Landlord final Plans approved by Tenant on or before the Tenant Plan Delivery Date identified in Section 1.1 of the Lease.  Time is of the essence in the delivery of the final Plans.  It is vital that the final Plans be delivered to Landlord by the Tenant Plan Delivery Date in order to allow Landlord sufficient time to review such Plans, to discuss with Tenant any changes therein which Landlord believes to be necessary or desirable, to enable the Contractor to prepare an estimate of the cost of the Tenant Improvements, to obtain required permits, and to substantially complete the Tenant Improvements within the time frame provided in the Lease.

5.     Construction of Tenant Improvements.  On Tenant’s behalf, Landlord shall select a licensed general contractor or contractors (the “Contractor”) to construct and install the Tenant Improvements in accordance with the Plans (the “Work”) at Tenant’s expense (which expense shall be deducted from the Allowance).  The Contractor shall be subject to the reasonable approval of the Tenant.  Landlord shall coordinate and facilitate all communications between Tenant and the Contractor.

a.     Prior to commencing Work, Landlord shall submit to Tenant in writing the cost of the Work, which shall include (i) the Contractor’s cost for completing the Work (including the Contractor’s general conditions, overhead and profit) and (ii) a Construction Supervision Fee in the amount set forth in Section 1.1 of the Lease to be paid to Landlord to manage and oversee the work to be done on Tenant’s behalf.  Tenant shall have five (5) business days to review and approve the cost of the Work.  Landlord shall not authorize the Contractor to proceed with the work until the cost is mutually agreed upon and approved in writing and delivered to Landlord.

b.     Any changes in the approved cost of the Work shall be by written change order signed by the Tenant.  Tenant agrees to process change orders in a timely fashion.  Tenant acknowledges that the following items may result in change orders:

i.              Municipal or other governmental inspectors that require changes to the Premises such as additional exit lights, fire damper or whatever other changes they may require.  In such event, Landlord will notify the Tenant of the required changes, but the cost of such changes and any delay associated with such changes shall be the responsibility of the Tenant.

ii.             Tenant makes changes to the Plans or requests additional work.  Tenant will be notified of the cost and any delays that would result from the change by a change order signed by Tenant before the changes are implemented.

iii.            Any errors or omissions in the Plans or specifications which require changes.  Landlord will notify the Tenant of the required changes, but the cost of such changes and any delay associated with such changes shall be the responsibility of the Tenant.

iv.            Materials are not readily available, require quick ship charges, or require substitution.

v.             The Tenant Improvement schedule requires Express Review to get permits, which will increase the costs of the permitting process.

6.     Signage and Keys.  Landlord shall provide the following in accordance with building standards at Tenant’s Expense (which expense may be deducted from the Allowance): (i) door and directory signage; (ii) two (2) keys to entrance door; and (iii) enough access cards to accommodate Tenant and Tenant’s employees on the Commencement Date.  Additional access cards will be charged to Tenant, whether for new employees or for loss or replacement.  Access cards are $25.00 each and subject to increase based on cost.

7.     Commencement Date.

a.     The Commencement Date shall be the date when the Work has been substantially completed (excluding items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing material interference with Tenant’s use of the Premises — i.e., “punch list items”), and the Landlord delivers possession of the Premises to Tenant in accordance with the terms of the Lease.

b.     Notwithstanding the foregoing, if Landlord shall be delayed in delivering possession of the Premises as a result of:

i.              Tenant’s failure to approve the Space Plan within the time specified;

ii.             Tenant’s failure to furnish to Landlord the final Plans on or before the Tenant Plan Delivery Date;

iii.            Tenant’s failure to approve Landlord’s cost estimates within the time specified;

iv.            Tenant’s failure to timely respond to change orders;

v.             Tenant’s request for changes in or modifications to the Plans subsequent to the Tenant Plan Delivery Date (regardless whether such requests are approved or implemented);

vi.            Tenant’s changes in the Plans or Work (notwithstanding Landlord’s approval of any such changes);

vii.           Inability to obtain materials, finishes or installations requested by Tenant that are not part of the Building Standard Improvements;

viii.          The performance of any work by any person, firm or corporation employed or retained by Tenant; or

ix.            Any other act or omission by Tenant or its agents, representatives, and/or employees;

then, in any such event, for purposes of determining the Commencement Date, the Premises shall be deemed to have been delivered to Tenant on the date that the Architect determines that the Premises would have been substantially completed and ready for delivery if such delay or delays had not occurred.

8.     Tenant Improvement Expenses in Excess of the Allowance.  Tenant agrees to pay to Landlord all costs and expenses incurred in connection with the Tenant Improvements in excess of the Allowance within ten (10) days after receipt of Landlord’s invoice.

9.     Warranties.

a.     Landlord shall select a Contractor who will agree (i) that all Work shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans, and (ii) to provide Tenant a one-year warranty from the date of delivery of the Premises, transferable to Tenant, for defective workmanship and materials.

b.     All manufacturers’ and builders’ warranties with respect to the Work shall be issued to or transferred to Tenant, without recourse to the Landlord.

c.     Landlord shall not be liable to Tenant for any defects in the Plans or construction of the Tenant Improvements.

d.     Tenant shall repair or correct any defective work or materials installed by Tenant or any person, firm or corporation employed or retained by Tenant, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

10.   Inspection of Premises; Possession by Tenant.  Prior to taking possession of the Premises, Tenant and Landlord shall inspect the Premises and Tenant shall give Landlord notice of any defects or incomplete work (“Punchlist”).  Tenant’s possession of the Premises constitutes acknowledgment by Tenant that the Premises are in good condition, as can be reasonably inspected, and that all work and materials provided by Contractor are satisfactory as of such date of occupancy, except as to (i) any defects or incomplete work set forth in the Punchlist, (ii) latent defects, and (iii) any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

11.   Access During Construction.  During construction of the Tenant Improvements and with prior approval of Landlord, Tenant shall be permitted reasonable access to the Premises for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant to assume possession of and operate in the Premises; provided, however, that such access does not interfere with or delay construction work on the Premises and does not include moving furniture or similar items into the Premises. Prior to any such entry, Tenant shall comply with all insurance provisions of the Lease.  All waiver and indemnity provisions of the Lease shall apply upon Tenant’s entry of the Premises.

EXHIBIT A

BUILDING AND PREMISES

Exhibit A Premises Page 1

Exhibit A Premises Page 2

Exhibit A Page 3 Building and Grounds

EXHIBIT B
RULES AND REGULATIONS

1.               Access to Building.  On Saturdays, Sundays, Holidays and weekdays between the hours of 6:00 P.M. and 7:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings.  Landlord may from time to time establish security controls for the purpose of regulating access to the Building.  Tenant shall be responsible for providing access to the Premises for its agents, employees, contract employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2.               Protecting Premises.  The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and equipment in the Premises.

3.               Building Directories.  The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants.  Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4.               Large Articles.  Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant’s sole responsibility.  All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

5.               Signs.  Except as permitted by Section 10 of the attached Lease, Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, including windows and doors, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing.  Landlord, without notice to Tenant, reserves the right to remove, at Tenant’s expense, all matters other than that provided for above.

6.               Compliance with Laws.  Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof.  Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7.               Hazardous Materials.  Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

8.               Defacing Premises and Overloading.  Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises.  Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord.  Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

9.               Obstruction of Public Areas.  Tenant shall not, whether temporarily or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area.  Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal.  All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant’s business so long as such persons are not engaged in illegal activities.

10.         Additional Locks.  Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord.  Upon termination of this Lease or of Tenant’s possession, Tenant shall immediately surrender all keys to the Premises.

11.         Communications or Utility Connections.  If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant’s expense.  Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord.  Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and Tenant shall not in any event connect a greater load than that which is safe.

12.         Office of the Building.  Service requirements of Tenant will be attended to only upon application at the office of the Property Manager.  Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

13.         Restrooms.  The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

14.         Intoxication.  Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

15.         Nuisances and Certain Other Prohibited Uses.  Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use; (c) use the Premises for housing, lodging, or sleeping purposes; (d) Place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (e) use any power source for the operation of any equipment or device other than batteries or electricity; (f) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (g) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (h) make or permit any objectionable noise or odor to emanate from the Premises; (i) disturb, harass, solicit or canvass any occupant of the Building; (j) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (k) allow any firearms in the Building or the Premises.

16.         Solicitation.  Deleted.

17.         Energy Conservation.  Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls.

18.         Building Security.  At all times other than Normal Building Operating Hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security.  Problems in Building and suite security should be directed to the Property Manager.

19.         Parking.  Parking is in designated parking areas only.  There shall be no vehicles in “no parking” zones or at curbs.  Handicapped spaces are for handicapped persons only and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces.  Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

20.         Janitorial Service.  The janitorial staff will remove all trash from trashcans in the Common Areas.  Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Tenant.  Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company or Tenant.  Janitorial service will be provided by Landlord for the Common Areas after hours five (5) days a week.  Tenant shall provide comparable service for the Remises.

21.         Construction.  Tenant shall make no structural or interior alterations of the Premises.  All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease.  Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

22.         After Hours HVAC.  All requests for non-Normal Building Operating Hours air conditioning or heating must be submitted in writing by Tenant’s authorized representative to Landlord or its Property Manager.  A list of persons authorized to request non-Normal Building Operating Hours air conditioning and heating services (and any amendments to such list) will be furnished by Tenant to Landlord and Landlord shall be entitled to rely on such list.  Any such request must be made by 3:00 p.m. on the day desired for weekday requests, by 3:00 p.m. on Friday for weekend requests and by 3:00 p.m. on the preceding business day for Holiday requests.  Requests made after that time shall result in an additional charge to Tenant specified in Section 1.1 of the Lease, but Landlord is in no event obligated to act on untimely requests.

23.         After Hours Access Authorization.  An “After Hours Access Authorization” form (to be supplied by Landlord or Landlord’s property) is required for the following: (a) access to Building mechanical, telephone or electrical rooms; (b) non-Normal Building Operating Hours service elevator use; and (c) non-Normal Building Operating Hours Building access by Tenant’s contractors (please note that Tenant is responsible for contacting Landlord’s Property Manager in advance for clearance of any such contractors).

24.         After Hours Access Card.  On weekends, Holidays and during non-Normal Building Operating Hours, the Building is accessible only by electronic access card readers.  Tenant is responsible for requesting from Landlord or Landlord’s Property Manager access cards for its employees.  On or before the Commencement Date, Landlord or its Property Manager will provide Tenant with a card for each employee of Tenant.  Any replacement cards requested by Tenant shall be invoiced to Tenant at Landlords cost per card, subject to adjustment based on the cost to Landlord.

EXHIBIT C
JANITORIAL SPECIFICATIONS

RESTROOMS

Services performed nightly:

-                                            Empty and clean (when necessary) all waste receptacles, transport waste paper and rubbish to the designated area.  Replace all liners nightly.

-                                            Wash and disinfect all basins, urinals and bowls using nonabrasive cleaners to remove stains and clean undersides of rim on urinals and bowls.  Wash both sides of toilet seats.

-                                            Clean all mirrors, bright work, and enameled surfaces.

-                                            Spot clean all partitions, tile walls, doors and outside surfaces of all dispensers and receptacles.  Damp wipe all lavatory tops and remove water spots from wall surfaces next to dispensers/receptacles.  Spot clean around light fixtures.

-                                            Clean flushometers, piping and other metal.  Do not leave oily finish.

-                                            Fill toilet tissue, soap, towel and sanitary napkin dispensers.  Do not place any extra supplies on top of dispenser or counter top.  Do not install adjacent rolls of toilet paper in opposite direction.

-                                            Sweep, wet mop, and thoroughly rinse floor.  Clean all corners and edges to prevent dirt buildup.  Do not leave standing water on the floor. Spot clean door frames as necessary.

-                                            Clean and sanitize mouths of all trash cans and sanitary dispensers.

-                                            Dust all doors.

Services performed as necessary or in the frequency stated:

-                                            Scrub all floors at least monthly - intent is to prevent buildup of dirt in grout.

-                                            Thoroughly wash all partitions at least monthly.

-                                            Dust all walls at least quarterly.

-                                            Wash all walls at least annually.

-                                            Clean light fixtures at least annually.

-                                            Clean air vent grills at least quarterly.

-                                            Clean soap dispensers at least quarterly.

It is the intention to keep the restrooms thoroughly clean and not to use a disinfectant or deodorant to kill odor.  Disinfectants must be odorless.  Use of abrasive cleaners or products that may damage any surface are not permitted.

ELEVATORS

Services performed nightly:

-                 Spot clean walls taking care not to damage surfaces.

-                 Dust or damp wipe metal finishes and return panels.

-                 Clean and polish all thresholds.

-                 Carpet floors; clean edges and vacuum.

-                 Tiles surfaces:  sweep & damp mop.  Do not use excessive water.

-                 Spot clean hall side of doors, frame and hall call stations.

-                 Service elevators — sweep and damp mop floors.

Services performed, as necessary:

-                                            Dust ceiling.

-                                            Wash hall side of doors and frame.

-                                            Dust woodwork.

LOBBY

Services performed nightly:

-                                            Damp mop tile surfaces.  Do not use excessive water.

-                                            Clean all edges and corners.

-                                            Clean glass doors.

-                                            Clean and polish all transoms, metal doors, door frames, etc.

-                                            Dust fixtures, furnishings and other horizontal surfaces.

-                                            Spot clean fingerprints off directory board.  Dust interior panels.

-                                            Clean surfaces of security console.

-                                            Spot clean all walls.

Services performed as necessary or in the frequency stated:

-                                            Dust or wash wall surfaces as appropriate.

-                                            Dust woodwork.

-                                            Clean all air diffusers/grills.

COMMON AREAS (including back retail hallway, smoking lounge and mailroom)

Services performed nightly:

-                                            Sweep/vacuum/damp mop as indicated by type of flooring.

-                                            Spot clean carpet

-                                            Spot clean walls

-                                            Remove any clearly marked trash and debris

-                                            Clean and sanitize drinking fountains, follow with stainless steel cleaner, as needed, taking care not to leave any oily residue.

-                                            Spray wipe exterior finish of elevator call fixtures.

Services performed as necessary or in the frequency stated:

-                                            Dust all suite entrance doors; apply appropriate oil to wood doors no less than annually.

 FREIGHT ELEVATOR VESTIBULES

Services performed nightly:

-                                            Sweep and damp mop nightly.

-                                            Clean/wash transoms high and low.

-                                            Clean prints and marks from doors.

-                                            Spray wipe exterior finish of elevator call fixtures.

-                                            Spot clean walls.

-                                            Clean elevator entrance frames.

JANITORIAL STAGING AREAS

Services performed as necessary or in the frequency stated:

-                                            Maintain all janitorial areas in a clean, neat and orderly condition at all times.

-                                            Maintain office and staging area in same fashion as tenant office areas

-                                            Keep all paper supplies elevated off the floor.

-                                            Utilize shelving for chemicals.

-                                            Re-stage brooms, mops and other equipment on a wall hanger at the end of a shift.

LOADING DOCK

Services performed nightly:

-                                          Remove all trash and debris and bring it to designated area.

-                                          Sweep dock area.  Spot clean spills.  Damp mop dock area weekly.

-                                          Clean and polish ash urn - replace sand as necessary.

SIDEWALKS

Service performed nightly:

-                                            Police for trash - all areas including planting beds and along curb.

-                                            Straighten furniture.

-                                            Remove gum

ALL COMMON AREAS

Upon completion of nightly duties, the floor supervisors will ensure that all common areas have been cleaned and left in a neat and orderly condition, all lights have been turned off, and all areas properly secured.  Supervisors will be responsible for completing a Nightly Supervisor Checklist which details any problems encountered during the course of cleaning either the tenant space or public areas.

 DAY STAFF RESPONSIBILITIES WILL INCLUDE, BUT ARE NOT LIMITED TO

-                                            Re-stock men’s and women’s restrooms twice daily.  Wipe down and clean all lavatory tops and fixtures.  Patrol restrooms, removing paper/trash on floor.  Report problems to the Property Manager.

-                                            Vacuum elevator cab at least two (2) times daily.  Remove all smudges and fingerprints from metal surfaces of interior cab.

-                                            Constantly survey the lobby, common areas and sidewalk to ensure cleanliness. Clean up spills.  Spot mop as required.  Remove fingerprints from door glass and metal surfaces at least three (3) times daily.  Clean trash from tree grates and planters.

-                                            Clean exterior entrance glass and entrance doors at least three (3) times daily.

-                                            Patrol loading dock hallway, loading dock area and other backstage areas for trash at least (2) times daily.

-                                            Perform all special cleaning needs of individual tenants as authorized by the Property Manager.

-                                            Perform all specific duties as detailed in the job description and any others as requested, from time to time, by the Property Manager.

-                                            Maintain paper supply inventory for submittal to Property Manager.

-                                            Patrol smoking areas for trash.  Empty ash urns.  Vacuum as necessary throughout the day.

-                                            Utility person will be responsible for replacing all building standard lamps as needed.

All duties noted above may be performed at any time regardless of frequency schedule if determined necessary by Property Manager.

EXHIBIT D

MONTHLY RENTS AND TERMS

Exhibit D Monthly Rent and Terms - Page 2

EXHIBIT E
ANNUAL ANTICIPATED PROPERTY TAX AND INSURANCE TABLE

EXHIBIT F
COMMON AREA

EXHIBIT G
BUSINESS SUPPORT AREA

EXHIBIT H
BUILDING STANDARD IMPROVEMENTS

Division 1:  General Conditions

Provide all supervision and temporary facilities required to complete the project as outlined in the specifications and drawings.  Provide insurance as required by Frostburg State University, Allegany County and the developer.  One-year warranty shall be provided for all construction.

Division 2:  Sitework

Earthwork:  This work shall include all tree protection, clearing, and grubbing as well as the installation, protection, and modification of utilities during Earthwork and Sitework construction, including any necessary staging of work.  The work shall also include scarifying, compacting and testing of any previously graded sites or Sitework to ensure proper preparation, excavation, and placement of soils to the required dimension and subgrade elevations, including placement of top soils throughout the site.  The work shall also include rock or boulder excavation as required.

Subsurface Compaction Grouting:  Provide a grouting system that utilizes compaction grouted columns to both stabilize the rock mass over the Pittsburgh mine seam, and provide a series of concrete columns to support the existing rock mass above the mine seam through either existing voids or the collapsed rubble. Utilize high pressure (600-700 psi) grouting pressures. Refer to separate section detailing grouting concept within this submittal.

Termite Treatment:  This work of treating the buildings and the Sitework around the buildings shall be performed by a contractor who is licensed and registered by the State of Maryland in accordance with the regulation of the appropriate governing authority.

Water and Sewer Systems:  This work shall include furnishing labor, materials, services, equipment, and other necessary items required for accomplishing the construction and installation of the sanitary sewer system, the potable water lines and system, and all necessary permits.  All required excavation, backfill, and compaction for the utility system is described in a related specification section.  Water piping shall be PVC or ductile iron.  Sewer piping shall be PVC or cast iron.

Storm Drainage System:  The work shall include furnishing labor, materials, and accessories of the Storm Drainage system, including detention structures, outfall structures, inlets, manholes and all necessary appurtenances in accordance with all the regulations and requirements of the (MDE) Maryland Department of the Environment.  Storm drain piping shall be HDPE, RCP, or CMP (steel).  Downspouts will be tied into the drainage system.

Asphalt and Concrete Paving, Sidewalks, Curbs and Gutters:  All material shall be as listed on the Drawings and in the Specifications, including the paving base course, asphalt concrete paving, Portland cement concrete paving, curbing, curb and gutters, and all pavement markings with signage.  Parking will consist of a minimum of 300 spaces.  Pedestrian paths to be decorative concrete, broom finish, or concrete pavers consistent with University standards.

Landscape Work:  This work includes the requirements for furnishing all materials, labor, and equipment for the installation and establishing of landscaped and grassed areas that are not covered by pavement, buildings, and other permanent construction.  Install all materials at locations indicated on the Drawings.  All landscaping materials to be compatible with Frostburg State University standards.

Division 3:  Concrete

Cast-in-Place Concrete:  This work includes the entire layout, forming, materials, reinforcing finishing and curing of all building and site concrete.  All reinforcing related to this section is described in a related Specification section.  Provide slab on grade as shown on drawings.  Provide 3000 psi concrete for slabs on grade and elevated concrete decks.  Reinforcing shall consist of 6” x 6” W2.9 welded wire fabric.  Provide miscellaneous stoops, housekeeping pads and stair pan fill.

Division 4:  Masonry

Concrete Block Masonry:  This work includes all materials, labor, equipment, mortar, and masonry accessories, including all horizontal and vertical joint reinforcing and all expansion joint conditions, to complete the concrete block masonry work as indicated on the Drawings and in the Specifications.  A concrete masonry sample panel is required for owner approval before the installation of the masonry work begins.  The concrete masonry block shall conform to one of the following standards:  ASTM C 55, ASTM C 73, ASTM C 90, and ASTM C 744 as indicated in the latest edition of the Standard Building Code.  All mortar and grout for the masonry construction shall comply with ASTM C 270 per the latest edition of the Standard Building Code.  All load bearing walls shall be 3800 psi CMU below the second floor level and 1900 psi CMU above the second floor level. Reinforce and grout CMU bearing walls at piers and shear walls per the structural drawings. Exterior walls are to be load bearing block with brick and split-face architectural concrete block veneer, glass or metal panels.

Exterior Brick:  This work includes providing and installing all materials, labor, and accessories and shall comply with the application requirements of ASTM C 926.  The installation of the framing shall comply with ASTM C 1063.  The Portland Cement shall comply.  Brick shall be continuous to the underside of soffits or the top of parapets.  Include through wall flashing and brick ties.  Brick sample panel shall be approved prior to construction.  Over-sized brick shall be nominally 4” x 12” x 4”.

Division 5:  Metals

Metal Fabrications:  The work on this section defines the furnishing and installation of all structural steel components and sections as indicated on the Drawings and in the Specifications.  This section also includes the materials, labor, and installation of all light-gauge steel framing as indicated on the Drawings and in the Specifications.  This section also includes the fabrication and installation of all handrails, guardrails and railings, which are to meet the latest State of Maryland ADA Accessibility Code requirements.  Either primed or painted steel components shall be specified as part of this section. All structural steel designs shall be signed and sealed by a State of Maryland registered engineer.

Atas Belvedere Series Wall Panel Systems:  This work includes a Metal Wall Panel System with exposed fasteners and separate interior insulation. The panels will be installed horizontally with no defined joints. The panels will be installed over plywood or other open framing. The panels will carry a 20-year Finish Warranty.

Division 6:  Wood and Plastics

Rough Carpentry:  The work in this section includes all blocking lumber and framing lumber including plates, anchors, bolts, screws, and all accessories.  All rough carpentry is to have no greater than a 19% moisture content.

Finish Carpentry:  As a part of this Specification, this section related only to the interior standing and running trim in the apartment units.  Wood door casing and window stools are included.

Exterior Trim:  This work in this section is for wood trim to be utilized at covered locations.  all trim exposed to the elements shall either be aluminum clad or composite material equal to a cement fiber trim.  All wood used on the exterior and as roof blocking, whether to be covered or not, shall be pressure treated.

Division 7:  Thermal and Moisture Protection

Waterproofing/Water Repellant/Joint Sealants:  Furnish and install all related items for the complete application of the waterproofing, Water Repellant, and the Joint Sealants as indicated on the Drawings.  All exterior sealants to be high quality and commercial grade.  Provide membrane waterproofing at elevator pits.

Insulation:  Thermal Insulation shall be installed as follows:

1. Exterior Walls:	R-15
2. Roof Deck:	R-24.2

Sound insulation shall be installed as follows:

3. Floor Construction:	Min. STC 50
4. Partitions between Conference Rooms:	Min. STC 50

Exterior cavity wall insulation shall be rigid polystyrene board.

Roofing and Accessories:  Provide a single-ply, fully-adhered membrane roof with 4” Polyiso insulation over a sloped structural deck. EPDM roof shall be 60 mils., complying with ASTM D 4637, Type 1. Roof shall have a twenty year warranty.

Division 8:  Doors and Windows

Metal Doors:  All exterior doors shall be hollow-metal doors with an insulated core or thermal pane insulated glass.  All exterior doors to be heavy-duty institutional grade.  The doors shall be delivered to the jobsite primed and prepared to receive the hardware as specified. Hollow Metal Doors are galvanized. Metal frames are 16 ga. Galvanized, primed, w/ anchors.

Aluminum Doors, Frames & Hardware:  All aluminum doors shall be butt hung with three butt hinges per door leaf, 10” bottom rails, with standard manufacturer pull handles, thresholds and weatherstripping. Von Duprin 98 rim exit devices will be installed with removable mullions at pairs. Overhead door closers shall be Norton #1604 and shall be surface mounted. All hardware will be office grade 2 commercial, US26D satin Chrome finish with Yale lever locks, Norton1600 series door closers, Monarch stainless steel exit devices and McKinney ball-bearing hinges.

Wood Doors:  All interior wood doors shall be pre-assembled units with hardwood veneer.  All interior unit doors shall be solid wood jambs and solid core doors.  Suite entry doors shall be solid core doors set in hollow metal frames.  All interior doors shall be fitted in frames and fitted for the specified hardware.  Wood veneer shall be factory-stained oak.  All wood doors to be factory finished per AWI 6th Edition, Version 1.1, 1994.

Insulated Glass:  This work includes providing all materials, labor, anchorage, and accessories for the tinted reflective units in full sun exposure areas. The reflective coating is to be installed on #2. Glass not in full sun shall have the same appearance, but will not be tinted.

Curtainwall & Storefront Framing:  This work includes providing all materials, labor, anchorage, and accessories and shall be sized as required. All finishes shall be anodized aluminum.

Division 9:  Finishes

Gypsum Board:  The work in this section includes providing and installing all materials, labor, applications, joint treatments, and accessories for the installation of all gypsum wallboard shall be as shown on drawings.  Gypsum board work shall include all metal studs, tracks, furring channels and appurtenances required to meet the requirements of the design.  All apartment ceilings shall be gypsum board.  Board used for ceramic tile back up in toilets and janitor’s closets shall be WR tile backer board.

Ceramic Tile: Four inch square glazed wall ceramic tile shall be provided at all fixture surrounds and wainscoating shall be five (5) feet above the floor as provided for in the Drawings.  Toilet floor tile shall be 8 x 8 inch ceramic pavers or 2x2 inch mosaic tile with a marble threshold.

Resilient Flooring:  This work includes the furnishing and installing of all materials, labor, accessories, and adhesives for vinyl composition tile.  Colors shall be selected by the interior designer  Estimated useful life:  15 years.

Carpet:  Provide all labor and materials to furnish and install the carpet as required in areas as designated on the drawings.  The carpet shall be 100% nylon pile continuous filament fiber or equivalent and shall with a Carpet Allowance of twenty ($20) dollars per square yard including sales taxes.  The carpet shall have a direct glue application.

Painting:  All exterior metal railings and guardrails and accessories are to receive a painted finish.  All interior paint is specified to be a multi-coat high quality satin latex.  Interior trim shall have a semi-gloss finish enamel paint of latex quality.  All public spaces to have washable latex paint finish.

Division 10:  Specialties

Toilet and Bath Accessories:  All bathroom units will include a toilet, vanity and mirror.  Toilet paper holders and towel bars will be provided.  This section also addresses grab bars and other accessibility accessories.

Division 11:  Equipment

Appliances:  No appliances are to be included

Division 12:  Furnishings

Furniture:  Tenant will provide all furnishings.

Division 14:  Conveying Systems

Elevators:  Provide one (1) passenger hydraulic 3500 lb. elevators with interior dimension of 5’ x 7’.  All shall be ADA compliant and equipped with a hands-free emergency phone.

Division 15: Mechanical

General:   Work shall be in compliance with the Request for Proposal, National Fire Protection Code, State Fire Marshal’s Office, ASHRAE and other applicable codes.

Materials provided on project shall be new and where applicable, have a U.L. Listing or other acceptable labeling.

HVAC:   Two completely separate systems are being proposed. The first and most likely installation shall be as described in Section A below; the alternate system in Section B is also being considered.

Section A — Geothermal Heat Pump Heating and Cooling: The base building will be provided with multiple geothermal heating and cooling units mounted above the ceilings. Condenser water piping and pump system will be provided to distribute ground water to all heat pumps. Supply and diffusers will be added to accommodate the occupant’s requirements. Where required, zone damper systems may be provided to give additional zones of temperature control to the occupants. Programmable temperature controls will be added per the occupant’s requirements. Setpoints and schedules for the zone temperature control will be coordinated.

Section B — Rooftop Gas/Electric Heating & Cooling Units: The base building will be provided with rooftop gas/electric heating and cooling units. The main supply and return duct trunk lines will be provided into the space. Zone dampers will be connected to the supply duct trunk lines. Each of these zone dampers will include a duct mount control damper and a room temperature sensor as appropriate. Branch ductwork (insulated metal or flex duct) will be added to connect the zone damper to the main supply duct trunk line. : Lay-in style supply air diffusers will be added per the occupant’s requirements. Return air grilles will be added as needed. Setpoints and schedules for the zone temperature controls will be coordinated.

Exhaust systems to utilize round rigid ductwork.

Plumbing Systems:   A complete plumbing system will be provided.  Work will comply with local plumbing codes and the contractor shall pay permit fees.  Street pressure is adequate to serve the building without the need for a booster pump.

Piping types shall be as follows:

1.                                       H&C water - smaller than three inch shall be type “M”.

2.                                       Sanitary - Above ground type DWV PVC and below ground PVC.

Fire Sprinkler System:   A combination standpipe/sprinkler system will be installed that meets National Fire Protection Association and the State of Maryland, all other applicable code requirements.  Piping will be installed in concealed spaces in finished areas, however no piping will be installed in the attic space or exterior walls.

The static pressure available to the site is estimated at 145 psi and should be adequate to provide sprinkler protection without the need for a fire pump.  This assumes that adequate flow is available.

The overhead system design will be based on Light Hazard, providing a density of .10 GPM over the most remote 1,500 SF, except in the storage and mechanical areas in which the density will be .15GPM over the most remote 1,500 SF.

Sprinkler piping will be concealed in areas with suspended ceiling but not necessarily centered in the ceiling tile; all other piping will be exposed. All common areas including restrooms and lobby areas will be considered finished area. Tenant area sprinklers will be installed exposed with 1” X ½” bushings.

Division 16: Electrical

General:   Work shall be in compliance with the Request for Proposal, National Electric Code, State Fire Marshal’s Office and other applicable codes.

Materials provided on project will be new and where applicable have a U.L. Listing or other acceptable labeling.

Electrical Power Distribution:   Three (3) 208/120 volt, 4 wire services will be obtained from the local power company—one serving the common areas and the other two serving student apartments.

The InfoSpherix Wing shall have a common area service terminating into a 2,000 amp rated switchboard assembly containing a utility metering compartment, a main fuse switch compartment and a distribution compartment containing branch feeder breakers to serve satellite panelboards throughout the wing of the building’s interior.

All wiring has been figured as Type MC cable and conduit (EMT or PVC) for power runs to panels, HVAC equipment, transformers and elevator equipment. Interior lighting is based on recessed lighting fixtures installed in lay-in acoustical tile/ceiling grid system.

With the exception of the feeders to dwelling unit load centers, all other interior building feeders shall be routed in metallic conduits.  Feeder conductors shall be copper.  Panelboards shall have bolt-on breakers and copper bussing.  Load centers shall have plug-in breakers and aluminum bussing.  Load centers shall be main lug only type.

Basic Materials:   Grounding will be installed to meet the requirements of the National Electrical Code.  A ground conductor shall be installed with each branch circuits and feeders.  A grounding electrode system shall be installed at each service switch and remote transformer in accordance with the minimum requirements of the N.E.C.

Wiring devices in units shall be office grade and rated at 15 amperes unless otherwise required by code.  All other devices shall be commercial grade and rated 20 amperes.  Switches within dwelling units shall be rated 120 volt.  Switches within common building areas shall be dual rated 120/277V.  All devices shall have an ivory finish.

Device plates within dwelling units shall be thermoplastic with ivory finish.  Device plates in common interior spaces shall be satin finished stainless steel, 302 having round and beveled edges.  Exterior wiring devices shall be equipped with weatherproof cover plates.  Lighting contactor and time clocks shall be utilized to control common exterior lighting circuits.  Contactors shall be electrically operated/mechanically held type.  Time clocks shall be electronic type with self-adjustment for daylights savings time.

Safety disconnect switches will be heavy duty type and provided in accordance with the requirements of the National Electrical Code.

Branch wiring will be copper with type THWN/THHN insulation.  Minimum size will be #14 for 15 ampere rated circuits.  Minimum size will be #12 for 20 ampere rated.  For dry concealed interior locations, branch circuit wiring shall be accomplished using “MC” cable.

In general, conduit shall be used for installing branch circuits and feeders as follows:

•                                          Rigid steel conduit - feeders and branch circuits exposed in damp location.

•                                          EMT — feeders and branch circuits exposed in interior locations.

•                                          Flexible conduit - short lengths for connection to lighting fixtures, motors and other vibrating equipment.

•                                          Schedule 40 PVC - branch circuits in direct contact with undisturbed earth.

Phenolic nameplates, fastened by screw or epoxy bonding material, will be provided on safety switches, panelboards, and motor starters.

Lighting:   Lighting levels will be designed to meet the recommendation of the IES Handbook and ASHRAE 90-75.

Interior lighting shall be accomplished by the use of both fluorescent and incandescent lighting fixtures. The use of incandescent light fixtures will be primarily within dwelling units.   Fluorescent fixtures shall utilize low harmonic electronic ballasts with either T-8 or compact fluorescent lamps.  Exit signs will utilize LED lamps.

Exterior site lighting shall be accomplished by the use of cut-off luminaries with metal halide lamps.

Lightning Protection System:   A Class I lightning protection system will be provided as an alternate.  The system shall be installed in accordance with the requirements of NFPA 780 will be certified as a UL Master Labeled Lightning Protection System.

Automatic Fire Alarm:   An addressable type fire alarm system will be provided throughout the building.  Pull stations shall be provided at the exits to each building level.  Additional pull stations shall be provided where travel distances to pull stations exceed 200 feet.  Audible/visual appliances shall be installed throughout the public spaces of the building.  Within non-handicap designated dwelling units, only audible appliances shall be installed.  Audible/visual appliances shall be installed within handicap designated dwelling units.  A remote graphic type annunciator shall be installed within the building’s main lobby entrance.  Single station smoke detectors shall be installed in accordance with the requirements of BOCA and NFPA.  Duct type smoke detectors shall be installed on mechanical equipment with capacities 2000 cfm or greater.  Area type smoke detectors shall be installed within elevator lobbies, elevator machine rooms, elevator shafts, elevator pit and in areas containing fire alarm system control panels.  System will be installed to meet the requirements of NFPA and the State Fire Marshal.

Wiring will be installed in a designated conduit raceway system.

Access Control System:   An access control system will be provided complete with, exterior door contacts, electric exterior door strikes and main door remote entry directory.  Release of door strike for entry into building. The security systems will be reliable and easily controlled, maintained and repaired.  Primary entrance doors shall have a key card for access.

EXHIBIT I
Restrictive Covenants

GROUND SUBLEASE AGREEMENT

BOARD OF COUNTY COMMISSIONERS

OF ALLEGANY COUNTY, MARYLAND
Sublessor,

And

ALLEGANY RESEARCH PROPERTIES, LLC,
a Maryland limited liability,
Subtenant

TABLE OF CONTENTS

ARTICLE I.	DEFINITIONS
ARTICLE II.	SUBLEASE OF PROPERTY; TERMS OF SUBLEASE
ARTICLE III.	RENT
ARTICLE IV.	PARKING
ARTICLE V.	USE OF PREMISES
ARTICLE VI.	ACCEPTANCE AND CONDITION OF PREMISES
ARTICLE VII.	DESIGN REVIEW AND INSPECTION
ARTICLE VIII.	CONSTRUCTION OF FACILITIES BY SUBTENANT
ARTICLE IX.	SUBLESSOR OBLIGATIONS
ARTICLE X.	ENCUMBRANCES
ARTICLE XI.	MAINTENANCE, REPAIR AND UTILITIES
ARTICLE XII.	CERTAIN LIENS PROHIBITED
ARTICLE XIII.	OPERATION AND MANAGEMENT OF FACILITIES
ARTICLE XIV.	INSURANCE AND INDEMNIFICATION
ARTICLE XV.	TERMINATION, DEFAULT AND REMEDIES
ARTICLE XVI.	IMPROVEMENTS
ARTICLE XVII.	FACILITIES PROMOTION
ARTICLE XVIII.	CONDEMNATION
ARTICLE XIX.	ASSIGNMENT, SUBLETTING AND TRANSFERS OF SUBTENANT’S INTEREST
ARTICLE XX.	COMPLIANCE CERTIFICATES
ARTICLE XXI.	TAXES AND FEES
ARTICLE XXII.	FORCE MAJEURE
ARTICLE XXIII.	HAZARDOUS MATERIALS
ARTICLE XXIV.	CONDITIONS TO EFFECTIVENESS OF SUBLEASE
ARTICLE XXV.	PHASE II
ARTICLE XXVI.	REPRESENTATIONS AND WARRANTIES
ARTICLE XXVII.	MISCELLANEOUS

EXHIBITS

A1 —	Site plan of Ground Sublease Premises (Phases I & II)
A2 —	Legal Description of Ground Sublease Premises
B1 —	Site Plan of Allegany Business Center
B2 —	Legal Description of Allegany Business Center
C —	Easements
D —	Design Guidelines
E —	Permitted Exceptions
F —	Prohibited Uses
G —	Permitted Uses

ALLEGANY RESEARCH PROPERTIES, LLC

GROUND SUBLEASE AGREEMENT

This GROUND SUBLEASE AGREEMENT (“Sublease”), dated as of this        day of                   , 2007, by and between the BOARD OF COUNTY COMMISSIONERS OF ALLEGANY COUNTY, MARYLAND, a body politic and corporate and a political subdivision of the State of Maryland, (“Sublessor”) and ALLEGANY RESEARCH PROPERTIES, LLC, a Maryland limited liability company, having its principal place of business at 11521 Milnor Avenue, Cumberland, Allegany County, Maryland (“Subtenant”).

PRELIMINARY STATEMENTS

(1)           Sublessor is the Ground Tenant of a certain parcel of land to be developed and operated as a business park (“Allegany Business Center” or “Campus”), situated in the County of Allegany, Maryland, and more particularly described on Exhibit B, attached hereto and made a part hereof (“Ground Sublease Premises”).  Sublessor leased the Ground Lease Premises from the State of Maryland for the use of the University System of Maryland on behalf of its constituent institution, Frostburg State University (“Landlord”) under that certain Ground Lease dated the 10th day of January, 2001.

(2)           In order to assist in the development of Research Buildings and related facilities at Frostburg State University (“University”), Sublessor has decided to sublease a portion of the Campus to Subtenant for the purpose of developing, constructing, operating, and leasing such facilities which shall be known as FSU Research Properties (the “Project”).

(3)           Subject to certain conditions precedent set forth in Article XXIV below, Sublessor and Subtenant have determined to enter into this Sublease whereby Sublessor will Sublease one (1) tract of Campus land to Subtenant:  of approximately twelve (12) acres (the “Land”) as more particularly described on Exhibits A-1 and A-2.  Subtenant will develop, construct, operate, and Sublease Project improvements on such land subject to the terms of this Sublease.

(4)           Sublessor also desires to grant Subtenant the right to Sublease an additional Campus tract containing approximately six (6) acres as more particularly described on Exhibit B (the “Phase II Facilities Tract”) to develop and construct a second Project Phase within a five (5) year period from the date hereof.

In consideration of the mutual covenants, conditions and agreements which follow, the parties hereby agree as follows:

ARTICLE I.  DEFINITIONS

SECTION 1.01.      Definitions.  In addition to such other defined terms as may be set forth in this Sublease, the following terms have the following meanings:

“Additional Rent” has the meaning given to that term in Section 3.03.

“Adjacent Land” has the meaning given to that term in Section 2.01.

“Affiliate” when capitalized and with respect to a designated Person, means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such designated Person.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through ownership of voting securities or by contract or otherwise.

“Assessed Value” means the assessed value of the Land (without consideration given to the value of any improvements) determined July 1st of each year during the Term by the Maryland State Department of Assessments and Taxation and is based upon the pro rata assessment as applied to the acreage of the land at the main campus and owned by the University in Frostburg, Maryland.

“Alterations” has the meaning given to that term in Section 11.03.

“Award” means any payment or other compensation received as a consequence of a Taking, from or on behalf of any Governmental Authority or any other Person vested with the power of eminent domain.

“Bankruptcy” shall mean, for any person, (a) that such Person (i) applies for or consents to the appointment of a receiver, trustee or liquidation of such Person of all or a substantial portion of its assets, (ii) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they become due, (iii) makes an assignment for the benefit of its creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with its creditors or seeks to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or (vi) files an answer admitting the material allegations of a petition filed against such Person in any bankruptcy, reorganization or insolvency proceedings; or (b) that an order, judgment or decree is entered by any court having jurisdiction adjudicating such Person as bankrupt or insolvent, approving a petition seeking such a reorganization or appointing a receiver, trustee or liquidator of such Person or all of a substantial part of its assets, or (c) that there is otherwise commenced with respect to such Person or any of its assets, any proceeding under bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership, or similar law, and if such order judgment, decree or proceeding continues stayed for a period of sixty (60) consecutive days.

“Base Rental” has the meaning given to that term in Section 3.02.

“Base Yield” in connection with the calculation of Base Rent has the meaning given to that term in Section 3.02.

“Business Day” means any day other than a Saturday, Sunday or Holiday.

“Campus” means the Allegany Business Center portion of the Frostburg State University grounds.

“City” means the City of Frostburg, a municipality and political subdivision of the State of  Maryland.

“Claims” has the meaning given to that term in Section 14.01.

“Commencement of Construction” means the date on which excavation or foundation work is begun for the Facilities.

“Conditions” mean those conditions precedent to the effectiveness of the terms of this Sublease as set forth in Article XXIV hereof.

“Construction Contract” has the meaning given to that term in Section 8.03.

“Controversy” means any controversies, disputes, actions causes of action of other claims arising out of or in connection with the provisions of this Sublease.

“Design Review and Compliance Board” (“Board”) means a committee of the Landlord and Sublessor, which shall receive Proposals in respect to the development of the Land, review and evaluate the Proposal for technical compliance with the Design Guidelines and satisfaction of the requirements for Proposals, and issue an Advisory Report stating the Board’s recommendations formulated consistently with the provisions of the Master Ground Lease. The Board’s review shall be in accordance with Article VII of the Master Ground Lease.

“Design Guidelines” means the Design Guidelines of the Allegany Business Center at Frostburg State University attached hereto as Exhibit D.

“Easements” are defined in Section 2.01 and more particularly depicted on Exhibit C.

“Effective Date” means the date of Execution of this Agreement.

“Event of Default” means any event specified in Section 15.01.

“Expiration Date” means the expiration date of this Sublease.

“Facilities” mean all improvements constructed on the Land, including a two (2) story building containing not less than 50,000 sq. ft. together with on-site and off-site parking facilities.

“Force Majeure” means any (a) act of God, landslide, lightning, earthquake, hurricane, tornado, blizzard and any other adverse and inclement weather, fire, explosion, flood, act of a public enemy, war, blockade, insurrection, riot, or civil disturbance; (b) labor dispute, strike, work slowdown, or work stoppage; (c) order or judgment of any Governmental Authority, if not the result of willful or grossly negligent action of Subtenant; (d) adoption of or change in any Applicable Law after the date of execution of this Sublease; or (e) any other similar cause of similar event beyond the reasonable control of Subtenant.

“Hazardous Material” has the meaning given to that term in Section 23.01.

“Impermissible Discrimination” has the meaning given to that term in Section 27.02.

“Improvements” shall mean collectively the Site Improvements and the Infrastructure existing at any time, from time to time.

“Indemnified Parties” has the meaning given to that term in Section 14.01.

“Infrastructure” shall mean (a) any storm water management ponds which are necessary, (b) the duct banks, and (c) all materials owned by Sublessor or Subtenant and intended for the construction or repair or maintenance of the Infrastructure, upon deliver to the Land; however, “Infrastructure” shall not include any improvements, which are Site Improvements, regardless of location.

“Land” means the one (1) tract of approximately twelve (12) acres (“Phase I Facilities Tract”) located on the Allegany Business Center portion of the University grounds as more particularly described in the attached Exhibits A-1 and A-2.

“Lease Year” means  (a) the period beginning on the Rental Commencement Date and ending on the first June 30th after the Rental Commencement Date regardless of the number of days in that year., and (b) each successive twelve month period provided however, the last Lease Year shall end on the expiration of the term.

“Management Agreement” means any management agreement entered into by Subtenant with any Person including itself for the management of the Premises or any part thereof.

“Manager” has the meaning given to that term in Section 13.01.

“Market Rate Research” means On-campus research facilities Subleased to all acceptable Persons without Impermissible Discrimination at rental rates in accordance with the existing market for University research and as approved by the University.

“Master Ground Lease” is that agreement entered into between the State of Maryland for the use of the University System of Maryland and on behalf of its constituent institution, Frostburg State University (Landlord), and Allegany County (Tenant), dated January 10, 2001, and recorded in Deeds Liber 690, Folio 516, among the Land Records of Allegany County, Maryland.

“Mortgage” shall mean any mortgage or deed of trust or any other security interest under any other form of security instrument or arrangement (including any such other form or security arrangement) (including any such other form or security arrangement arising under a deed of trust, sale Subleaseback, or Sublease-Subleaseback documents, security deed, or conditional deed or any financing statement, security agreement or other documentation used pursuant to the provisions of the Uniform Commercial Code or any successor or similar statute) saving and excepting as may be created under this Sublease, at any time encumbering any or all of the Campus, or Subtenant’s Interest, or Revenues.

“Notice” means any notice, communication, request, reply or advice or duplicate thereof in this Sublease provided or permitted to be given, made or accepted by either party to any other party, in writing and given or served in accordance with Section 27.21.

“Permitted Assignee” means (a) any Permitted Mortgagee, any purchaser at a Foreclosure, any other Person selected by a Permitted Mortgagee (or its successors or assigns) subsequent to a Foreclosure of a Permitted Mortgage; and (b) any Affiliate of the foregoing and any Affiliate of Subtenant.

“Permitted Mortgage” means any contractual lien, deed of trust, mortgage, assignment, security interest or similar instrument granted from time to time to a Permitted Mortgagee in Subtenant’s Subleasehold estate in the Premises and Subtenant’s other rights under this Sublease, or any portion thereof; provided, however, that such instrument or document meets the requirements of a Permitted Mortgage set out in Section 10.02 below.

“Permitted Mortgagee” means any lender, or any holder of a debt instrument, which is secured by a Permitted Mortgage or is a beneficiary of any Permitted Mortgage, and their successors and assigns and any purchaser at a Foreclosure of any such Permitted Mortgage.

Such term includes, without limitation, any trustee pursuant to an indenture of trust, or similar instrument, under which notes, bonds or other evidences of debt or certificates of participation are issued which are secured by a Permitted Mortgage or where such trustee is a beneficiary of a Permitted Mortgage.

“Permitted Use” has the meaning given in Section Article V of this Sublease.

“Person” means a natural person, a trustee, a corporation, partnership, limited partnership, and any other form of legal entity or a governmental agency.

“Phase II Facilities Tract” means that approximately 6 acre campus tract to be subleased to Subtenant in accordance with the terms of Article XXV.

“Plans and Specifications” has the meaning given to that term in Section 8.03.

“Premises” means the Land and the Facilities and related improvements.

“Project Design Documents” has the meaning given to that term in Section 7.02.

“Rent” means Base Rent and Additional Rent pursuant to Article III.

“Rental Commencement Date” has the meaning given to that term in Section 3.01.

“Right to Sublease” means Subtenant’s automatic right to Sublease the Phase II Facilities Tract from Sublessor subject to the terms of Article XXV.

“Space Subleases” mean all Subleases, Subleases, licenses or occupancy agreements for rentable area within the Improvements entered into by Subtenant as landlord, Sublessor, Sublessor, or licensor, as the case may be.

“Space Tenant” means any occupant under a Space Sublease.

“Stabilized Year” means any Sublease year in which the net operating income is sufficient to equal or exceed 1.3 , which is the coverage ratio required by the lender multiplied by the annualized mortgage payment.

“Sublessor’s Interest” means the leasehold estate title in the Land under that Ground Sublease between the University and the Sublessor dated January 10th, 2001, Sublessor’s residual interest in the Facilities located on the Land after the end of the Term and Sublessor’s interest under this Sublease and the Master Ground Lease.

“Substantial Completion” has the meaning given to that term in Section 8.04.

“Taking” or “Taken” means the actual or constructive condemnation, or the actual or constructive acquisition by condemnation, eminent domain or similar proceeding by or at the direction of any Governmental Authority or other Person with the power of eminent domain or other transfer in lieu of any such proceeding.

“Term” has the meaning given the term in Section 2.03.

“Total Imputed Debt” means the total unpaid principal, accrued and unpaid interest, reasonable foreclosure costs and reasonable legal fees secured by the Permitted Mortgage, and other amounts which are related to the Facilities advanced by (or indemnification payments owed to) any Permitted Mortgagee pursuant to the Permitted Mortgage, together with interest accrued on such amounts (until such amounts are repaid out of Net Cash Flow or sale and finance proceeds) at the per annum rate of interest on the indebtedness secured by a Permitted Mortgage.

“University” means Frostburg State University, a constituent institution of the University System of Maryland, as agency of the State of Maryland.

“Yield” in reference to the calculation of Base Rent has the meaning given to that term in Section 3.02(b).

ARTICLE II.  SUBLEASE OF PROPERTY; TERMS OF SUBLEASE

SECTION 2.01.      Sublease of Premises.  In consideration of the rents, covenants, agreements and conditions herein set forth, which Subtenant hereby agrees to cause to be paid, kept and performed, Sublessor does hereby let, demise and rent exclusively unto Subtenant, and Subtenant does hereby Sublease and rent from Sublessor,  that certain tract of land owned by the State of Maryland for its Constituent University Frostburg State University (the Owner) and leased to Allegany County herein defined as the Sublessor and located in the City of Frostburg, Allegany County, Maryland and more particularly described on Exhibits A-1 and A-2, attached hereto and made a part hereof (the “Land”) together with all easements and rights of access over and upon the Land and the land of Sublessor located adjacent to the Land (“Adjacent Land”) for pedestrian and vehicular ingress, egress and regress to and from the Subleased Premises and to and from any entry and entrances located thereby and connecting with public right of way as more particularly shown on Exhibit C, (collectively, the “Easements”) attached hereto and made a part hereof.  Such rights of access granted to Subtenant hereunder shall extend to all tenants of the Facilities and all employees, licenses and invitees of Subtenant and/or Subtenant’s tenants.

By the execution of this Sublease, Subtenant accepts the Subleasehold estate herein demised subject to all easements and other matters referred to in the attached Exhibit E (“Permitted Exceptions”).

SECTION 2.02.      Habendum.  To have and to hold the Premises, together with all and singular the rights, privileges, and appurtenances thereto attaching or any wise belonging, exclusively unto Subtenant, its successors and assigns, for the term and upon the conditions hereinafter set forth and subject to the terms and conditions of the Master Ground Lease.  The terms and conditions of the Master Ground Lease shall control and supersede any conflicting terms and conditions set forth in this Sublease.  This Sublease shall be deemed to be amended to incorporate herein the provisions in the Master Ground Lease.

SECTION 2.03.      Term.  Unless sooner terminated as herein provided, this Sublease shall continue and remain in full force and effect for a term commencing on the date hereof and ending at midnight on June 30, 2057 (“Term”) and concurrent to the terms of the Sublessor’s Ground Lease.

SECTION 2.04.      Warranty of Quiet Enjoyment.  To the extent permitted by law, Sublessor covenants that Subtenant, on paying the Rent and performing and observing all of the covenants and agreements herein contained and provided to be performed by Subtenant, shall and may peaceably and quietly have, hold, occupy, use, and enjoy the Premises during the Term, and may exercise all of its rights hereunder and Sublessor agrees to warrant and forever defend Subtenant’s right to such occupancy, use, and enjoyment of the Premises against the claims of any and all Persons whomsoever lawfully claiming the same, or any part thereof, by, under, or through Sublessor, subject only to the provisions of this Sublease and the Permitted Exceptions.

SECTION 2.05.      Option to Extend Term.  Subject to the terms and conditions of the Master Ground Lease, for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid by Subtenant to Sublessor, the receipt and sufficiency of which are acknowledged, Sublessor, for itself, its successors and assigns, hereby grants to Subtenant and to any Permitted Mortgagee, as applicable, one (1) option to renew and extend the Term for a period of twenty (20) years, commencing upon the expiration of the Term and expiring on midnight on June 30th, 2076, unless this Sublease is terminated earlier pursuant to the provisions of this Sublease or unless there remains uncured any breach of any covenant set forth in this Sublease which Sublessor has theretofore notified Subtenant and any Permitted Mortgagees and as to which the applicable time to cure such breach has finally expired.  Should Subtenant or a Permitted Mortgagee desire to exercise its option to extend the Term, it shall do so by delivering to Sublessor written notice of its intention to exercise such option on or before one hundred eighty (180) days prior to the expiration of the Term.

In the event Subtenant fails to exercise its option to extend the Term, Sublessor shall notify the senior most Permitted Mortgage in writing of such fact and allow such mortgagee a period of thirty (30) days from the date of such notice in which to its rights hereunder.

ARTICLE III.  RENT

SECTION 3.01.      Commencement of Rental Period and Lease Year.

(a)           The Term shall be divided into rental periods each of one (1) year.  The first rental period shall commence on the date a Certificate of Occupancy is issued for the Facilities (the “Rent Accrual Date”).  The First “Lease Year” shall begin on the Rent Accrual Date.  It shall end on the first June 30th after the Rent Accrual Date regardless of the number of days in that year.

(b)           Each subsequent “Lease Year,” shall begin on July 1st after the previous Lease Year and shall end on the first anniversary of the last day of the previous Lease Year.

(c)           The last “Lease Year” shall begin on the day after the previous Lease Year and shall end on the Expiration Date.

SECTION 3.02.      Base Rental.

(a)           During the Term, Subtenant shall pay Sublessor at the end of each Lease Year an annual sum in an amount equal to twelve percent (12%) of the Assessed Value.

(b)           Provided, however that for the purposes of any calculation hereunder the Base Rental shall not increase more than four percent (4%) per annum above Base Rental of the previous Lease Year.

(c)                                  Base Rental shall be due and payable in arrears, forty-five (45) days after each subsequent Lease Year.

(d)                                 Provided, however that no Base Rental payment shall be due for any year which is not a Stabilized Year.

(e)                                  As the first rental period may consist of less than three hundred sixty-five (365) days, the Base Rental for the first rental period shall consist of the amount equal to twelve percent (12%) of the Assessed Value multiplied by the amount reached when dividing the number of days in the first Sublease Year by three hundred sixty-five (365).

SECTION 3.03.      Additional Rental - Property Taxes.  In addition to the Base Rental, Subtenant shall annually pay to Sublessor, the City of Frostburg and the State the property taxes assessed on the value of the improvements subject to the exceptions as provided under all applicable Enterprise Zone or other statutes which might entitle the Facilities to special tax abatements or reductions.

ARTICLE IV.  PARKING

SECTION 4.01.      Compliance.  Subject to the terms and conditions of the Master Ground Lease, and any requirements of the Design Review and Compliance Board (the “Board”), Subtenant shall provide such number of parking spaces that are not less than those that may be required by the regulations and ordinances of the City.

ARTICLE V.  USE OF PREMISES

SECTION 5.01.      Purpose and Use of Sublease.  Subtenant is entering into this Sublease for the purpose of developing, constructing and maintaining the Market Rate Research Facility substantially in accordance with the Design Guidelines and the Permitted Uses as follows:

(a)           Those uses listed in Exhibit G, attached (“Principal Uses).

(b)           With prior approval of the Board, any use which is permitted unless under and to the extent permitted under any Zoning Ordinance as an ancillary use to a Principal Use, whether or not the ancillary use is a Prohibited Use.

(c)           Any use specifically approved by the Board.

SECTION 5.02.      Prohibited Uses.  Unless approved by the Board in writing, no Land or Improvements shall be devoted to any of the following uses (each of which is hereinafter referred to as a “Prohibited Use”):

(a)           Any use which violates the provisions of this Sublease, the Master Ground Lease, any zoning ordinance, or any other applicable law, ordinance or regulation.

(b)           Any use listed in a schedule attached hereto as Exhibit F.

(c)           Any other use whatsoever, except those uses explicitly permitted under Section 5.01 of this Sublease (“Permitted Uses”).

SECTION 5.03.    Open Space.  Open Space may be used for any recreational or ecological purpose, or as park land, or for any cultural, educational or passive purpose or for any other purpose for which Subtenant or Space Tenant is authorized or empowered under applicable law to use such Open Space. Subtenant shall cause the same to be regularly maintained in a neat condition and in good order and repair, and to be improved and kept in accordance with the Design Guidelines and the Business Park Plan.

SECTION 5.04.      Further Restrictions on Use:

(a)          No more than thirty-three percent (33%) of the Net Assignable Area of any Building shall be devoted to warehousing or distribution uses.

(b)         No more than ten percent (10%) of the Net Assignable Area of any Building shall be devoted to activities which the U.S. Department of Health and Human Services requires to be conducted in a Biosafety 3 facility.

(c)          Any laboratory setting in which there are infectious agents shall be operated in accordance with a code of operation for microbiology laboratories, confirming with practices, safety equipment and facilities as categorized by the U.S. Department of Health and Human Services Center for Disease Control and National Institutes of Health as Biosafety Levels 1, 2, or 3.

ARTICLE VI.  ACCEPTANCE AND CONDITION OF PREMISES

SECTION 6.01.      Subtenant’s Inspection.  Subtenant has had full opportunity to inspect and examine the Land.  Except for the express representations and warranties of Sublessor set forth in his Sublease inclusive of Section 6.02 below, Subtenant’s execution of this Sublease shall be conclusive evidence of Subtenant’s acceptance of the Land in an “as is” condition and, subject to Sublessor’s obligations set forth herein, Subtenant hereby accepts the Land in its present condition.

SECTION 6.02.      Environmental Representations.  Except as disclosed by Sublessor to Subtenant in writing, Sublessor represents and warrants, to the extent permitted by law and to the best of its knowledge, information and belief, there is no activity on the Land involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Material as defined in Section 23.01 (a) under, on or in the Land, whether contained in soil, tanks, swamps, ponds, lagoons, barrels, cans or other containments, structures or equipment, (b) incorporated in any structures or improvements to the Land, including any building material containing asbestos, or (c) used in connection with any operations on or in the Land. Sublessor has received no written notice under applicable Federal, state or local law regarding any Hazardous Materials in, on or under the Premises or requiring the removal of any Hazardous Materials from the Premises; Sublessor has never knowingly used, processed, released, discharged, generated, stored or disposed of any Hazardous Materials on, under or about the Property and, to Sublessor’s actual knowledge without independent investigation, no Hazardous Materials have been used, processed, released, discharged, generated, stored or disposed of on the Premises by any other person or entity.

ARTICLE VII.  DESIGN REVIEW AND INSPECTION

SECTION 7.01.      Design Review.

(a)           All Project Design Documents must be reviewed and approved in writing by the University or the “Design Review and Compliance Board” (“Board”), consisting of a committee of the Landlord and Sublessor.

(b)           Unless and until the Board has performed design review and has given prior written approval in each instance, (a) no Structure may be commenced, constructed, reconstructed, erected, reerected, placed, replaced, maintained or permitted to remain on a lot; (b) no Structure existing on a Lot may be altered in any way (including exterior painting, but excluding interior painting or other modifications which are not visible from the exterior of the Structure); (c) the surface or grade of a Lot may not be altered by grading or in any other manner; (d) no Use may be commenced upon a Lot.

SECTION 7.02.      Project Design Documents.   Design documents prepared in accordance with the Design Guidelines to be submitted by the Board for architectural review and prior written approval shall include the following documentation, unless otherwise specifically waived in part by Board (collectively the “Project Design Documents”):

(a)           Architectural renderings or model of the exterior elevations of the Facilities.

(b)           Site Plan showing the location of all proposed improvements, all applicable set back and/or buffer requirements and the footprint of all buildings or other structures to be constructed, together with the finished floor elevation thereof.

(c)           Schematic landscaping plan, inclusion of walkways, fences and walls.

(d)           Schematic plan of parking areas (both on and off site), driveways, loading and service areas.

(g)           General architectural renderings for representative exterior graphics and signage.

(h)           Any other material reasonably requested by the Board of such nature containing such information and in such form as are specified from time to time by the Board or in the applicable Design Guidelines (collectively the “Plans”).

Approval of Project Design Documents shall be final and such approval may not be rescinded thereafter, provided that the Facilities are constructed and maintained in substantial conformity with the approved design documents.

SECTION 7.03.      Approval Period.  Approval or disapproval of Project Design Documents should be issued in writing by the Board  immediately after a review is completed but in no event later than sixty (60) days from the date of Subtenant’s delivery of the Design Documents to Sublessor.

SECTION 7.04.      Inspection.  Upon five (5) days notification to Subtenant and as accompanied by Subtenant’s Representative, Sublessor shall have the right to enter upon the Subleased Premises during construction for the purpose of inspecting the ongoing construction of the Facilities and to determine that such work is being performed in conformity with the approved Project Design Documents and the Plans and Specifications referenced below.

SECTION 7.05.      Certificate.  After the completion of construction or alteration of any Improvement, or the commencement of any use thereon, the Board, upon written request of the Owner or Mortgagee thereof, shall issue a certificate in a form which is suitable for recordation among the Land Records, (a) identifying such Lot and such Improvement or use, (b) stating that the Board has reviewed the Plans covering such Improvement or use, and (c) stating that such Improvement or use is in compliance with the Master Ground Lease and this Sublease to the extent and in the manner set forth in the provisions therein.

ARTICLE VIII.  CONSTRUCTION OF FACILITIES BY SUBTENANT

SECTION 8.01.      Subtenant to Pay Costs.  Subtenant will develop and construct the Facilities on the Land at its own cost and expense subject to specific contributions from the State (“State Contributions”), which contributions may be either direct or made through the Sublessor.  Sublessor shall have no financial obligation or other obligation of any kind under this Sublease except as specifically set forth herein.  Subtenant shall furnish all supervision, tools, implements, machinery, labor, materials, and accessories as are necessary and proper for the construction of the Facilities, shall pay for all permit and license fees, and shall construct, build, and complete the Facilities in a good, substantial and workmanlike manner, all substantially in accordance with this Sublease, the Plans and Specifications, and all documents executed pursuant hereto and thereto. State Contributions, which may include partial contributions from or through Sublessor, are more specifically defined in the Pro Forma in Exhibit E and are enumerated as follows:

(a)           Costs of constructing the site work.

(b)           Costs of grouting the coal mines beneath or in the Land.

(c)           Costs of constructing an operational field of approximately 160 Geo-thermal wells.

SECTION 8.02.      Subtenant Control.  Except as provided in Article VII hereof Subtenant shall have the right to and shall provide for the location, construction, erection, maintenance, and removal of improvements, in any lawful manner, upon or in the Land for the purpose of carrying out any of the activities provided for herein.

SECTION 8.03.      Delivery of Construction Documentation.  Prior to Commencement of Construction, Subtenant shall deliver to Sublessor (i) a copy of the signed contract between Subtenant and the general contractor for the construction of the Facilities (“Construction Contract”) and (ii) two (2) complete sets of the Project’s Plans and Specifications as prepared in accordance with the approved Project Design Documents by architect and engineer licensed in Maryland (the “Plans and Specifications”).

SECTION 8.04.      Substantial Completion.  Subject to Force Majeure, Subtenant covenants that Substantial Completion shall occur within a reasonable time commensurate with Subtenant’s due diligence and the construction time reasonably necessary for projects of this type and size in the Frostburg, Allegany County, Maryland area.  “Substantial Completion” means that construction of the Facilities has been completed substantially in accordance with the Plans and Specifications.

SECTION 8.05.      Construction Standards and Liens.  Any and all improvements to the Premises shall be constructed, and any and all alteration, renovation, repair, refurbishment, or other work with regard thereto shall be performed, in accordance with the following construction standards:

(a)           All such construction or work shall be performed in a good and workmanlike manner in accordance with good industry practice for the type of work concerned and the Design Guidelines as delineated in the Project Design Documents.

(b)           All such construction or work shall be done in compliance with all applicable codes, regulations and ordinances of the City.

(c)           No such construction or work shall be commenced until all licenses, permits and authorizations required by City are obtained.

(d)           Subtenant shall have obtained and shall maintain in force and effect the insurance coverage required in Section 14.03 with respect to the type of construction or work concerned.

(e)           After commencement, such construction or work shall be prosecuted with due diligence to its completion, subject to Force Majeure.

(f)            Subtenant represents and covenants that it shall construct the Facilities and related improvements and shall conduct its occupancy and use of the Subleased Premises in accordance with the provisions of Title III of the Americans With Disabilities Act (the “ADA”) and any similar state law by including, but not limited to, modifying its policies, practices and procedures as may be necessary to comply therewith, and providing auxiliary aids and services to disabled persons as required thereunder.

SECTION 8.06.      Further Construction and Building Restrictions:

(a)          All Buildings and Structures shall be constructed and machinery and equipment installed and insulated so that the ground vibration inherently and recurrently generated therefrom is not perceptible without instruments at any point along any of the boundaries of a Building or Structure.

(b)         No windborne dust, spray, mist, smoke or other particulate matter may be emitted (in the course of the disposal of trash or waste materials or otherwise) outside of any Building, other than in accordance with applicable law.

(c)          No fumes, odor, gas, vapor, acid or other substances shall be permitted to escape or be discharged from any Building or structure or from the Land into the atmosphere unless (a) it is in accordance with applicable law; and (b) it can be demonstrated to the Board that doing so would not be detrimental to the comfort, health, safety or welfare of any Person, or harmful to property or vegetation.

(d)         Any operation upon the Land which produces intense glare or heat shall be performed only within an enclosed or screened area, and then only in such manner that the glare or heat emitted will not be discernible from any boundaries.

(e)          No Noxious or Offensive Activities shall be done or carried on upon the Land, and no condition shall be maintained thereon, so as to render any portion of the Land unsanitary, unsightly, unreasonably offensive or detrimental, or a nuisance to any of the Campus or any user thereof.

(f)            Subtenant shall keep or cause to be kept (a) the Land and all improvements thereon in a safe, clean, neat and sanitary condition, (b) promptly remove all snow and ice from the driveways, parking areas, sidewalks, and other paved surfaces thereon, (c) all trash and rubbish on the Land in covered metal containers, (d) all government, zoning, health, fire and police requirements, and (e) to remove at its expense any rubbish of any character which may accumulate on the Land. During construction of Improvements, the foregoing obligations shall include keeping the construction site free of unsightly accumulations of rubbish and scrap materials, and construction materials, trailers, shacks and the like employed in connection with such construction.

(g)         No livestock, poultry, or other animals shall be kept on the Land except in compliance with those regulations, policies, and practices adopted by FSU and the USM, and federal and state regulations promulgated by the USDA governing the use and treatment of animals in such activities. FSU shall retain the right of inspection to enforce industry standards as necessary.

(h)         Subtenant covenants that no dust sweepings, dirt or cinders may be emitted from the Land, and no liquid, solid waste or other matter or substance may be discharged onto the Land or from the Land into or onto any stream, river, or other body of water or other portion of the Campus, or other land or body of water outside the Campus, or into the air, if such action is contrary to applicable law or in the opinion of the Board, such emission or discharge may adversely affect the health, safety, comfort of, or intended property use by Persons within or near the Campus. No waste or any substance or materials of any kind shall be discharged into any public or private sewer serving any or all of the Campus in violation of applicable law governing such discharge.

(i)             Except as the Board may otherwise approve expressly and in writing, no road may be created, exist or be used or improved, and no Structure may exist thereon, for any purpose or in any manner, other than in conformance with the requirements of the City of Frostburg Development Standards and the Design Guidelines.

(j)             Anything contained in the provisions of the Master Ground Lease or this Sublease notwithstanding, if the Land is now or at any time hereafter improved by any storm water management pond or other facility required by applicable law, ordinance or regulation for the management of the drainage and flow of storm water or for sediment control then unless and until Allegany County or any other governmental entity undertakes to do so, Subtenant shall at its expense cause such pond or other facility, and any landscaped area relating to it, to be regularly maintained and kept in a state of good condition and repair.

ARTICLE IX.  SUBLESSOR OBLIGATIONS

SECTION 9.01.      Landlord Covenants and Obligations.  Subject to Subtenant’s performance of its obligations hereunder, Sublessor makes the following assurances to Subtenant:

(a)           Sublessor shall act reasonably to cooperate with Subtenant in executing such documents and instruments as shall be required by governmental agencies to construct the Facilities and related improvements, and to obtain the licenses and permits required by the City to operate the Subleased Premises in accordance with the permitted use thereof under Article V.

(b)           All Campus common areas constructed by Sublessor shall comply with the provisions of Title III of the Americans With Disabilities Act (the “ADA”) and any similar Maryland state law.

SECTION 9.02.      Sublessor Defaults.  If Sublessor fails to perform any of its respective obligations or covenants under this Sublease, Subtenant shall be entitled to enforce any one or more of the following rights and remedies:

(a)           Subtenant shall be entitled to require Sublessor to specifically perform its obligations under this Sublease or restrain or enjoin Sublessor from continuing the activities that constitute the default of Sublessor.

(b)           Subtenant shall be entitled to exercise all other rights and remedies available to Subtenant under this Sublease or otherwise available to Subtenant at law or in equity as a consequence of the Sublessor’s default.

ARTICLE X.  ENCUMBRANCES

SECTION 10.01.    Mortgage of Leasehold.  At any time and from time to time, Subtenant may create a Permitted Mortgage without the prior consent of Sublessor.

SECTION 10.02.    Permitted Mortgage Provisions.  To constitute a Permitted Mortgage, any contractual lien, deed of trust, mortgage, assignment, security interest or similar instrument must satisfy the terms and conditions of Article XVII of Master Ground Lease, the terms and conditions of which are incorporated by reference as if fully set forth herein, and shall meet the following criteria:

(a)           Such contractual lien, deed of trust, mortgage, assignment, security interest or similar instrument is second, inferior and subordinate to the rights of Sublessor in and to the Land pursuant to the terms of this Sublease.

(b)           The Permitted Mortgagee shall not exercise any of its remedies thereunder, including acceleration of the maturity of the indebtedness thereunder, for any default or defaults of Subtenant thereunder or in connection with such indebtedness, without first advising Sublessor in the manner provided in Section 27.21 hereof and permitting Sublessor to cure any such default which is capable of being cured.

(c)           Such Permitted Mortgagee will accept a cure by the Sublessor of any such default thereunder which is being cured, except that Sublessor shall not be required to cure any such default and Sublessor shall have a cure period which shall commence upon Notice to Sublessor of such default and shall be equal in length to the applicable cure period, if any, as provided to Subtenant in such loan documents.

(d)           All payments so made and all things so done or performed by Sublessor shall be as effective to prevent an acceleration of the maturity of the indebtedness, the foreclosure of any liens securing payment thereof or the exercise of any other remedies by such Permitted Mortgagee upon default by Subtenant thereunder as the same would have been is paid, done or performed by Subtenant instead of by Sublessor.  Sublessor shall not be or become liable to any such Permitted Mortgagee as a result of the right and option to cure any such default or defaults by Subtenant.

SECTION 10.03.    Mortgagee Protective Provisions.  Sublessor hereby agrees to the following for the benefit of any Permitted Mortgagee, provided that Notice of such Permitted Mortgagee’s name and mailing address is set forth in Section 27.21 hereof or given to Sublessor by Subtenant:

(a)           A Mortgagee in Possession of the Improvements shall have, in addition to its rights hereunder as a Mortgagee, all of the rights under the provisions of this Sublease and the Master Ground Lease and applicable law which would otherwise be held by any such Owner or other Responsible Person, subject to the operation and effect of anything to the contrary contained in its Mortgage, and Sublessor, Landlord, and the Board shall be entitled, in any matter arising under the provisions of this Sublease or involving the exercise of such rights, to deal with such Mortgagee in Possession as if it were the Owner or Responsible Person.

(b)           Sublessor shall not terminate this Sublease (or Subtenant’s rights hereunder) for any Event of Default without first advising such Permitted Mortgagee in writing, of such Event of Default and permitting such Permitted Mortgagee to cure such Event of Default on behalf of Subtenant within sixty (60) days after Sublessor has given Notice to such Permitted Mortgagee; provided, however, that during such sixty (60) day period, Permitted Mortgagee takes action to cure such Event of Default but is unable, by reason of the nature of the remedial action involved, to cure such Event of Default within such period, Sublessor shall not terminate this Sublease for so long as Permitted Mortgagee continues in good faith with due diligence and without unnecessary delays to cure such Event of Default.  Further, if any Event of Default is not cured within such sixty (60) day period, or such longer period as provided in the immediately preceding sentence, or any extension thereof agreed to by Sublessor, and (1) the Permitted Mortgagee shall have given the Notices necessary to commence Foreclosure of the liens of its Permitted Mortgage prior to the expiration of such sixty (60) day period (unless the Permitted Mortgagee is enjoined or stayed from giving such Notices or exercising its right of Foreclosure, in which event such sixty (60) day period shall be extended by the period of such injunction or stay, but such sixty (60) day period shall not be extended for a period of time in excess of 270 days), and (2) the purchaser at the Foreclosure fully cures any Event of Default reasonably susceptible of being cured by the purchaser at the Foreclosure within sixty (60) days after such Foreclosure, then Sublessor will not terminate this Sublease (or Subtenant’s rights hereunder) because of the occurrence of such Event of Default provided that Foreclosure is diligently prosecuted.  Sublessor shall accept amounts paid or actions taken by or on behalf of any Permitted Mortgagee to cure any Event of Default.  Nothing under this Section 8.03(a) shall be construed to obligate a Permitted Mortgagee to either cure any Event of Default or Foreclose the liens and security interests under its Permitted Mortgage as a consequence of an Event of Default, regardless of whether such Event of Default or Incipient Default, is subsequently cured.  If the Permitted Mortgagee or the purchaser at Foreclosure cures all defaults reasonably susceptible of being cured by such Permitted Mortgagee or purchaser, then all other defaults shall no longer be deemed to be Events of Default hereunder.

(c)           Those Events of Default, which by their very nature, may not be cured by the Permitted Mortgagee shall not constitute grounds of enforcement of rights, recourse, or remedies hereunder by Sublessor including termination of this Sublease, if a Permitted Mortgagee either before or after a Foreclosure of its Permitted Mortgagee (1) makes all payments and performs all obligations hereunder capable of being performed by the Permitted Mortgagee and (2) thereafter continues to comply with those provisions of this Sublease with which, by their very nature, the Permitted Mortgagee may comply. Notwithstanding anything to the contrary contained in this Sublease, the Permitted Mortgagee shall not be responsible for or obligated to cure any Event of Default or Incipient Default of Subtenant for which the Permitted Mortgagee was not provided Notice within thirty (30) days after the occurrence of such Event of Default or Incipient Default.

(d)           If a Permitted Mortgagee enforces the rights and remedies pursuant to the terms of its Permitted Mortgage (including Foreclosure of any liens or security interests encumbering the estates and rights of Subtenant under this Sublease) such enforcement shall not constitute an Event of Default or an Incipient Default by Subtenant hereunder.

(e)           In the event a Permitted Mortgagee should foreclose the liens and security interests of its Permitted Mortgage and should, as a result of such foreclosure, succeed to the rights of Subtenant hereunder, then such Permitted Mortgage shall be subject to all the terms and conditions of this Sublease and shall be entitled to all rights and benefits of this Sublease; provided, however, that (1) such Permitted Mortgagee shall not be liable for any act or omission of Subtenant; (2) such Permitted Mortgagee shall not be subject to any offsets or defenses which Sublessor has or might have against Subtenant; (3) such Permitted Mortgagee shall not be bound by any amendment, modification, alteration, approval, consent, surrender, or waiver under the terms of this Sublease made without the prior written consent of such Permitted Mortgagee; (4) provided that nothing in the foregoing provisions of this subsection shall be deemed in any way to relieve any other Owner or Responsible Person of any such obligation, or of any liability to such Mortgagee in Possession; and (5) upon the written request of such Permitted Mortgagee, Sublessor shall reaffirm, in writing, the validity of this Sublease, and that this Sublease is in full force and effect.  Sublessor acknowledges and agrees for itself and its successors and assigns that this Sublease does not constitute a waiver by any such Permitted Mortgage of any of its rights under any Permitted Mortgage or in any way release Subtenant from its obligations to comply with the terms, provisions, conditions, representations, warranties, agreements or clauses of such Permitted Mortgage or any other such security interest.

(f)            Sublessor will not agree to a material modification, alteration, amendment or the release or surrender of this Sublease without the prior written consent of any Permitted Mortgagee.

(g)           In the event of the termination of this Sublease prior to the Expiration Date, except by a Taking pursuant to Article XVIII hereof, Sublessor will serve upon any Permitted Mortgagees Notice that this Sublease has been terminated together with a statement of any and all sums which would have at that time been due under this Sublease but for such termination and of all other Events of Default or Incipient Defaults, if any, under this Sublease then known to Sublessor, whereupon the Permitted Mortgagee holding the most senior Permitted Mortgage shall have the option to obtain a new Sublease of the Premises by giving Notice to Sublessor to such effect within sixty (60) days after receipt by such Permitted Mortgagee of Notice of such termination, which new Sublease shall be (1) effective as of the date of termination of this Sublease, (2) for the remainder of the Term, and (3) at the same Rent and upon all of the agreements, terms, covenants and conditions hereof.  Upon the execution of such new Sublease, the Subtenant named therein shall pay any and all sums which at the time of the execution thereof would be due under this Sublease but for such termination and shall pay all unpaid expenses, including reasonable attorneys’ fees, court costs and disbursements incurred by Sublessor in connection with the Event of Default and such termination, the recovery of possession of the Premises and the preparation, execution and delivery of such new Sublease.

(h)           All Notices required to be given hereunder by Sublessor to Subtenant shall also be given concurrently to each Permitted Mortgagee, at the address designated in writing to Sublessor.

(i)            The liability of the Permitted Mortgagee under this Sublease shall be limited to the period during which the Permitted Mortgagee may own the interest of the Subtenant hereunder.  Upon the Permitted Mortgagee’s assignment or transfer of its rights and interests in and to this Sublease to a third party, the Permitted Mortgagee shall have no further liability for any obligations arising after such transfer date, which liability shall be borne by the assignee or transferee.

SECTION 10.4.      Estoppel Certificates.  Both parties recognized they may find it necessary to establish to third parties, such as accountants, banks, mortgagees, purchasers or the like the then current status of performance hereunder. Either party, shall execute, acknowledge and deliver to the other or to a designated third party a certificate evidencing, among other reasonably requested items, whether or not:

(a)           This Sublease is in full force and effect.

(b)           This Sublease has been amended in any way, and if amended, the date and nature of any such amendment.

(c)           The date to which rent, including Percentage Rental, if any, has been paid.

The Sublessor shall use its best efforts to furnish such certificate within ten (10) days after the requesting party makes such a request.

ARTICLE XI.  MAINTENANCE, REPAIR AND UTILITIES

SECTION 11.01.    Condition of Premises.  Throughout the Term, Subtenant shall maintain the Premises in a safe, clean and sanitary condition, attractive in appearance and in reasonable repair, with normal wear and tear, damage caused by casualty, condemnation, renovation and Force Majeure excepted, and Subtenant shall conform to and comply in all material respects with all applicable ordinances, regulations and codes of the City as the same may be enforced.  Sublessor shall have the right, but not the obligation, at reasonable times to make inspections of the Premises.  Landlord shall have no obligation or responsibility for such maintenance.

SECTION 11.02.    Inspection.  Upon five (5) days written notice to Subtenant and accompanied by the Manger, Sublessor, at Sublessor’s option, shall cause to be made an annual inspection of the Premises to ascertain the quality of maintenance being observed by Subtenant.

SECTION 11.03.    Alterations.  Subject to the terms of Section 7.01 of this Sublease and further subject to the terms and conditions of the Master Ground Lease and the University and the Board’s approval, which approval will not be unreasonably withheld, subtenant shall have the right, from time to time, to make exterior additions, alterations and changes (sometimes referred to collectively as “Alterations”) in or to the Facilities (which term shall, when used in this Section 11.03, include any replacement or substitution thereof), provided that no Event of Default shall exist by Subtenant in the performance of any of Subtenant’s covenants or agreements in this Sublease, subject however, to the following:

(a)           No Alterations shall be made which would impair the structural soundness of the Facilities.

(b)           No Alterations shall be undertaken until Subtenant shall have procured and paid for, so far as the same may be required from time to time, all applicable permits, licenses and authorizations of the City and all required consents of Permitted Mortgages having a first priority interest in or lien upon the Premises.  Sublessor shall join, but without expense to Sublessor, in the application for such applicable permits, licenses or authorizations as the City may require.

(c)           Any alterations shall be commenced and completed within a reasonable time (subject to Force Majeure) and in a good and workmanlike manner and in substantial compliance with the Design Guidelines, all applicable permits, licenses and authorizations and building codes or laws issued or promulgated by the City, as the same may be enforced.

(d)           If any involuntary liens for labor and materials supplied or claimed to have been supplied to the Premises shall be filed, Subtenant shall pay or bond around such liens to Sublessor’s reasonable satisfaction or otherwise obtain the release or discharge thereof at least sixty (60) days prior to the time that any interest in the Premises Facilities may become subject to forced sale with respect to such involuntary liens.

(e)           Worker’s compensation insurance or employer’s excess indemnity and occupational accident medical expense coverage shall be maintained in force covering all persons employed in connection with the development and construction of the Premises with respect to whom death or bodily injury claims could be asserted against Sublessor, Subtenant or the Premises.

SECTION 11.04.    Damage to Improvements.

(a)           Subject to the terms and conditions of Master Ground Lease and subject to the other terms of this Sublease, in the event any portions of the Facilities is damaged by fire or otherwise, regardless of the extent of such damage or destruction, within ninety (90) days following the date of such damage or destruction, Subtenant shall commence the work of repair, reconstruction or replacement of the damaged or destroyed building or improvement and prosecute the same with reasonable diligence to completion, so that the Facilities shall, at the sole expense of Subtenant, be restored to substantially the same size, function and value as the Facilities existing prior to the damage; provided, however, that if any available insurance proceeds (after payment of all or any portion of such insurance proceeds towards amounts owed under any Permitted Mortgage) are insufficient, in the reasonable judgment of Subtenant, to permit restoration in accordance with the terms of this Sublease, or if payment of the insurance proceeds is contested or not settled promptly for any reason, then Sublessor shall grant an appropriate extension of the time for commencing repairs to allow Subtenant to obtain reasonable replacement financing or to obtain the insurance proceeds.  If Subtenant shall in good faith be unable to (i) obtain reasonable replacement financing to restore the Facilities to substantially the same size, function, and value as the Facilities existing prior to the damage or (ii) obtain the insurance proceeds, then Subtenant may terminate this Sublease by Notice to Sublessor.  In the event of termination under this Section 9.05, this Sublease shall terminate ten (10) days after the date of such Notice with the same force and effect as is such date were the date herein fixed for the expiration of the Term, and the Rent shall be apportioned and paid to the time of such termination.  Sublessor shall have no claim to any portion of the insurance proceeds paid as a consequence of casualty affecting the Facilities.

(b)           Anything in this Sublease to the contrary notwithstanding, in the event of a fire or other casualty to the Improvements during the last five (5) years of the Term hereof, resulting in damage or destruction, the cost for repair of which exceeds fifty percent (50%) of the appraised value of the Base Building Improvements (which cost of repair and appraised value shall be determined by an M.A.I. Appraiser in accordance with the procedure set forth in Article XVIII), Sublessor and Subtenant each shall have the right to terminate this Sublease. In order to exercise this option to terminate, the electing party shall deliver a written notice to the other party within twenty (20) days of the damage or destruction.  Such notice shall specify the electing party’s intent to terminate the Sublease and appoint an M.A.I. Appraiser in accordance with Article XVIII.  The provisions of Article XVIII shall then govern, and if the Appraiser(s) determines that the cost of repair exceeds fifty percent (50%) of the appraised value of the Base Building Improvements, then (a) the Term hereof shall cease and expire as of the one hundred twentieth (120th) day following the occurrence of the damage or destruction with the same force and effect as if such date were the original expiration date hereof, (b) the Rent shall cease and terminate as of such one hundred twentieth (120th) day, and (c) Subtenant shall forthwith (i) assign to Sublessor, in form satisfactory to Sublessor, all of Subtenant’s right, title and interest in and to any insurance proceeds for the Improvements not yet received, and (ii) have the option to either deliver all insurance proceeds for the Base Building Improvements theretofore received to Sublessor as Sublessor’s sole and exclusive property or return the property to the original conditions of the Site prior to construction of the Project excluding original Forestation.

SECTION 11.05.    Utilities.

(a)           Subtenant shall pay or cause to be paid any and all charges, including any connection fees, for water, heat, gas, electricity, sewers and any and all other utilities used on the Premises throughout the Term.

(b)           Sublessor shall be obligated to ensure that the water pressure available to the perimeter of the Land meets all applicable laws and regulations, including without limitations, fire safety codes.

ARTICLE XII.  CERTAIN LIENS PROHIBITED

SECTION 12.01.    No Mechanics’ Liens.  Except as permitted in Section 12.02 hereof, Subtenant shall not suffer or permit any mechanics’ liens or materialmen’s liens to be enforced against Sublessor’s Interest nor against Subtenant’s leasehold interest in the Premises by reason of a failure to pay for any work, labor, services, or materials supplied or claimed to have been supplied to Subtenant or to anyone holding the Premises or any part thereof through or under Subtenant.

SECTION 12.02.    Release of Recorded Liens.  If any such mechanics’ liens or materialmen’s liens shall be recorded against the Premises, Subtenant shall cause the same to be released of record or, in the alternative, if Subtenant in good faith desires to contest the same, Subtenant shall be privileged to do so, but in such case Subtenant hereby agrees to indemnify and save Sublessor harmless from all liability for damages occasioned thereby and shall, in the event of a judgment of foreclosure on said mechanics’ or materialmen’s lien, cause the same to be discharged and released prior to the execution of such judgment.  In the event Sublessor reasonably should consider Sublessor’s Interest endangered by any such liens and should so notify Subtenant and each Permitted Mortgagee and Subtenant or any Permitted Mortgagee should fail to provide adequate security for the payment of such liens, in the form of a surety bond, cash deposit or cash equivalent, or indemnity agreement reasonably satisfactory to Sublessor within thirty (30) days after such Notice, then Sublessor, at Sublessor’s sole discretion, may discharge such liens and recover from Subtenant immediately as additional rent under this Sublease the amounts to be paid.

SECTION 12.03.    Inspection.  The University has the right to inspect the Ground Sublease Premises subject to the terms of the Master Ground Lease the terms of which are hereby incorporated by reference.

ARTICLE XIII.  OPERATION AND MANAGEMENT OF FACILITIES

SECTION 13.01.    Management Agreements.  Subtenant shall be responsible for the operation of the Premises.  Subtenant shall be permitted to manage the operations of the Premises itself or, upon prior agreement with the University, to enter into a Management Agreement, satisfactory to Sublessor, with a manager (“Manager”) approved by the Sublessor, such approval not to be unreasonably withheld or delayed.  The term “Manager” as used herein shall refer to Subtenant if Subtenant elects to manage the operations or to the manager hired by Subtenant and approved by the Sublessor, as appropriate.  Subject to the approval of the University, Sublessor hereby approves Academic Privatization of Maryland, LLC (“Academic Privatization”), its affiliate or such comparable management company doing business in Maryland, as the initial Manager of the Premises.  Sublessor hereby approves the University or its affiliate or any combination of Academic Privatization and the University as the initial

Managers of the Premises.  Each Management Agreement shall provide for the operation of the Premises without cost or expense to Sublessor.

SECTION 13.02.    Books and Records.  Subtenant shall keep, or cause to be kept, accurate, full and complete books and accounts showing exclusively the assets and liabilities, operations, transactions and the financial condition of the Facilities.  All financial statements shall be accurate in all material respects, shall present fairly the financial position and results of the Facilities’ operations and shall be prepared in accordance with generally accepted accounting principles consistently applied.  The books, accounts and records of the Facilities shall be maintained at the principal office of Subtenant.

ARTICLE XIV.  INSURANCE AND INDEMNIFICATION

SECTION 14.01.    Indemnity.  Subject to the terms of Section 14.09, Subtenant shall indemnify and hold harmless Sublessor and its successors (“Indemnified Parties”), from all claims, suits, actions and proceedings (“Claims”) whatsoever which may be brought or instituted on account of or growing out of any and all injuries or damages, including death, to persons or property relating to the use or occupancy of the Premises (including without limitation the construction, maintenance or operation of the Facilities from and after the date hereof), and all losses, costs, penalties, damages and expenses, including but not limited to attorneys’ fees and other costs of defending against, investigating and settling the Claims, provided, however, that the indemnity shall not apply with respect to claims arising from injuries or damages caused by the negligence or willful misconduct of Sublessor, its agents or employees.  Subtenant shall assume on behalf of the Indemnified Parties and conduct with reasonable diligence and in good faith the defense of all Claims against the Indemnified Parties, whether or not Subtenant is joined therein; provided, however, without otherwise relieving Subtenant of its obligations under this Sublease, the Indemnified Parties, at their election and upon Notice to Subtenant, may, at the Indemnified Parties’ sole cost and expense, defend or participate in the defense of any or all of the Claims with attorneys and representatives of their own choosing.  Except as otherwise stated herein, maintenance of the insurance referred to in this Sublease shall not affect Subtenant’s obligations under this Section 14.01 and the limits of such insurance shall not constitute a limit on Subtenant’s liability under this Section 14.01; provide, however, that Subtenant shall be relieved of its aforesaid obligation of indemnity to the extent and only to the extent of the amount actually recovered from one or more of the insurance carriers of Subtenant (or recovered in respect of any insurance carried by Sublessor) and either (i) paid to Sublessor or (ii) paid for Sublessor’s benefit in reduction of any liability, penalty, damage, expense or charge imposed upon Sublessor in connection with the Claims.  Sublessor covenants and agrees that Subtenant shall have the right to contest the validity of any and all such Claims of any kind or character and by whomsoever claimed, in the name of Subtenant or Sublessor, as Subtenant may deem appropriate, provided that the expenses thereof shall be paid by Subtenant, or Subtenant shall cause the same to be paid by its insurer.

SECTION 14.02.    Sublessor not Liable.  Sublessor shall not be liable for any damage to either Persons or property sustained by Subtenant or other Persons and caused by any act or omission of any occupant of the Facility, except to the extent provided by the applicable provisions, if any, of the Annotated Code of Maryland.

SECTION 14.03.    Insurance.  Subtenant shall at all appropriate times maintain, with respect to the Premises, for the Term, insurance issued by a company or companies qualified, permitted or admitted to do business in the State of Maryland, in such amounts as may be required by the provisions of Article XVIII of the Master Ground Lease or the following, whichever shall provide the greatest coverage:

	TYPE		AMOUNT
(1)	Comprehensive General (Public) liability - to include coverage for the following where the exposure exists:		Combined Single limit for Bodily injury and Property Damage in an amount acceptable to the Sublessor’s Representative, not to exceed $5,000,000.
	(A)	Premises/Operations
	(B)	Independent Contractors
	(C)	Products/Completed Operations
	(D)	Personal Injury
	(E)	Contractual Liability (F)Explosion, collapse and underground property damage

(2)	Property Insurance - for physical damage to the property of Subtenant including improvements and betterments to the Land.		Coverage being for 100% of the replacement cost of the Facilities.

(3)	Builder’s Risk Insurance - all risk of physical loss during the term of the construction contract and until the Facilities are substantially completed.		Coverage being 100% of the replacement cost of the Facilities.

(4)	Workman’s Compensation Insurance.		Insuring against and satisfying Subtenant’s obligations and liabilities under the Workman’s Compensation laws of Maryland, as amended from time to time.

SECTION 14.04.    Sublessor Additional Insured.  Subtenant agrees that with respect to the above required insurance, Sublessor, the University, the University System of Maryland, the Board of Regents of the USM, and the State of Maryland shall:

(a)           Be named on the property insurance policy and comprehensive general liability policy as additional insured or an insured, as its interest may appear.

(b)           Be provided with sixty (60) days advance Notice, in writing, of cancellation or material change in coverage.  If any insurance policy provides that the insurer will give such Notice, then Subtenant shall not be obligated to do so with respect to such policy.

(c)           Be provided with Certificates of Insurance evidencing the above-required insurance at the time the policies are required to be obtained and thereafter with certificates evidencing renewals or replacements of said policies of insurance at least thirty (30) days prior to the expiration or cancellation of any such policies.

(d)           Subtenant agrees to promptly endorse insurance checks or otherwise release insurance proceeds, provided no Event of Default is continuing hereunder. Sublessor, shall regardless of the existence of an Event of Default, promptly endorse insurance checks or otherwise release insurance proceeds payable to (or to be held by) a Permitted Mortgagee in accordance with its Permitted Mortgage.

SECTION 14.05.    Type of Policies.  All policies of insurance which Subtenant is obligated to maintain hereunder shall be purchased only from insurers who are licensed to do business in the

State of Maryland, comply with the requirements thereof, and who carry A.M. Best Company rating of “A” or “A+”.  No insurance required to be maintained by Subtenant by this Article shall be subject to more than One Thousand Dollars ($1,000.00) deductible limit without Sublessor’s prior written consent.

SECTION 14.06.    Additional Insurance.  Sublessor shall review Subtenant’s required insurance as stated herein at the time of renewal of the said policies or at the time of a material change, and Sublessor reserves the right to require reasonable additional limits or coverage.  Subtenant agrees to comply with any such reasonable request by Sublessor.

SECTION 14.07.    Blanket Policies.  If any blanket general insurance policy of Subtenant complies with the requirements of this Article XII, such insurance shall fulfill the requirements set forth herein.  Any Permitted Mortgagee may be named as an insured or an additional insured on any policies as its interest may appear.

SECTION 14.08.    Adequacy of Coverage.  Sublessor, its agents and employees make no representation that the limits of liability specified to be carried by Subtenant pursuant to this Article XII are adequate to protect Subtenant.  If Subtenant believes that any of such insurance Coverage is inadequate, Subtenant will obtain, at Subtenant’s sole expense, such additional insurance coverage as Subtenant deems adequate.

SECTION 14.09.    Waiver of Subrogation.  Notwithstanding anything to the contrary, each of Sublessor and Subtenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under either by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to the loss or damage occurring during such times as the releasor’s policies shall contain a clause of endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies.  Each Sublessor and Subtenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.  If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

ARTICLE XV.  TERMINATION, DEFAULT AND REMEDIES

SECTION 15.01.    Events of Default.  Any one of the following events shall be an “Event of Default” by Subtenant under this Sublease:

(a)           Subtenant shall fail to pay any sum required to be paid under the terms and provisions of this Sublease and such failure shall not be cured within thirty (30) days after receipt of Notice from Sublessor of such failure.

(b)           Subtenant shall fail to perform any other covenant or agreement, other than the payment of money, to be performed by Subtenant under the terms and provisions of this Sublease and such failure shall not be cured within sixty (60) days after receipt of Notice from Sublessor of such failure; provided that if, during such sixty (60) day period, Subtenant takes action to cure such failure but is unable, by reason of the nature of the work involved, to cure such failure within such period and continues such work thereafter diligently and without unnecessary delays, such failure shall not constitute an Event of Default hereunder until the expiration of such additional time following such sixty (60) day period as may be reasonably necessary to complete the cure of such failure.

SECTION 15.02.    Right to Expel.  The Permitted Mortgagee shall have the right to expel Subtenant upon the occurrence of an Event of Default and passing of any applicable cure periods, and assume the position of Subtenant with all rights and duties under this Sublease.

SECTION 15.03.    Sublessor’s Rights Upon Default.  Subject to the rights of the Permitted Mortgagees under Article X upon the occurrence and during the continuance of an Event of Default past any applicable cure period, Sublessor may at its option declare this Sublease and all rights and interests created by it to be terminated, may seek any and all damages occasioned by the Event of Default, or may seek any other remedies available at law or in equity.

SECTION 15.04.    Right to Relet Premises.  Upon Sublessor’s exercise of the election to terminate this Sublease, Sublessor may take possession of the Premises and relet the same for the remainder of the Term upon such terms as Sublessor is able to obtain (for the account of Subtenant, who shall make good any deficiency as such occurs.  Any termination of this Sublease as herein provided shall not relieve Subtenant from the payment of any sum or sums that shall then be due and payable to Sublessor hereunder, or any claim for damages then or theretofore accruing against Subtenant hereunder, and any such termination shall not prevent Sublessor from enforcing the payment of any such sum or sums or from claiming damages by any remedy provided for by law, or form recovering damages from Subtenant for any Event of Default.)

SECTION 15.05.    Cure.  Notwithstanding anything in this Sublease to the contrary, upon the occurrence of an Event of Default, the Sublessor shall not exercise any right or remedy which it holds under any provision of this Sublease or under applicable law unless or until:

(a)           The Sublessor has given Subtenant notice of the Event of Default.

(b)           If the Event of Default consists of the failure to pay money, Subtenant has failed to pay the same as of the end of the 20th calendar day following the date notice was received by the Subtenant.

(c)           In connection with any other Event  of Default, Subtenant has failed to proceed to cure the same within thirty (30) days (unless otherwise stated in this Sublease) after notice was received by Subtenant and to continue in good faith to prosecute cure diligently and continuously thereafter; provided that no notices shall be required and Subtenant shall not be entitled to any grace period in the event of Subtenant’s Bankruptcy.

ARTICLE XVI.  IMPROVEMENTS

SECTION 16.01.    Title to Improvements.

(a)           Subject to the rights of the University as set forth in the Master Ground Lease, during the Term, ownership of the Facilities and related improvements constructed by the Subtenant shall be in Subtenant. Upon the termination of the Sublease, ownership of the Facilities and related improvements constructed by or on behalf of Subtenant shall be in Sublessor.  Throughout the Term of this Sublease, any liens, encumbrances, mortgages or claims of third parties including construction lenders and permanent lenders with respect to any property which may be deemed owned by the Subtenant, including the Facilities and any part thereof, shall be expressly subordinate and subject to the rights of Sublessor in the reversionary fee and the ownerships rights of the Sublessor in the Facilities and related improvements as stated under this Section 16.01.

(b)           Upon the termination of this Sublease or Sublease Term, Subtenant will promptly quit and surrender the Premises including the Facilities and related improvements constructed by Subtenant in good order, condition and repair, ordinary wear and tear commensurate with the then age of the Facilities and damage by condemnation and casualty excepted.

SECTION 16.02.    Personal Property.  All personalty and equipment used in connection with the operation of the Project but which does not constitute a Project fixture (the “Facility Equipment”) shall be and remain the property of Subtenant, but shall remain subject to the terms of this Sublease.  Notwithstanding anything contained herein to the contrary, Sublessor shall not have and does hereby expressly waive and relinquish any lien or claim for lien, whether granted by constitution statute, rule of law, or contract relating to the Facility Equipment, whether located in or about the Premises, or otherwise, for any purpose whatsoever, including securing the payment of Rent.

ARTICLE XVII.  FACILITIES PROMOTION

SECTION 17.01.    Sublessor.  Sublessor and the University shall each use its best efforts to actively promote and market the Facilities as an integral part of the Allegany Business Center and University community.

Sublessor and the University on a continuing basis shall:

(a)           Forward all eligible on-campus research inquiries to Subtenant.

(b)           Allow Subtenant to use a reasonable number of signs, flags and banners on the Campus and University grounds to market the Facilities, consistent with University posting policy.

(c)           Provide tours of the Facilities, in conjunction with Subtenant, for prospective new occupants.

(d)           Actively promote the Facilities in conjunction with the Sublessor’s and University’s promotional and recruiting efforts.

(e)           Incorporate information about the Facilities in appropriate Sublessor and University publications.

(f)            As appropriate permit all Allegany Research Properties occupants to participate in University-sponsored orientation programs and other similar programs and facilities of the University generally made available to employees of other University research facilities.

(g)           Permit the management staff for the Facilities to participate in all appropriate training programs and other similar programs made available to the staff of other University research facilities.

SECTION 17.02.    Subtenant.  Subtenant shall cooperate in promoting and marketing the Facilities by causing the following actions to be taken, all at Subtenant’s cost:

(a)           Prepare a research brochure which reflects the floor plans, amenities and benefits of the Facilities.

(b)           Maintain an appropriate on-site leasing office at the Premises, which initially shall be operated by the University or its affiliate.

(c)           Prepare four (4) 20” by 30” color, mounted renderings of the Facilities for use by the University in its promotion and marketing of the Facilities.

(d)           Provide additional materials which the Sublessor or University might reasonably determine to be appropriate to market the Facilities.

ARTICLE XVIII.  CONDEMNATION

SECTION 18.01.    Condemnation of Entire Premises.  Subject to the terms, provisions, and conditions of the Master Ground Lease, upon the permanent Taking of the entire Premises, the Term of this Sublease shall terminate and expire as of the date of such Taking, and both Subtenant and Sublessor shall thereupon be released from any liability thereafter accruing hereunder.  Subtenant and the Permitted Mortgagee shall each receive Notice of any proceedings relating to a Taking and shall even have the right to participate therein.

SECTION 18.02.    Partial Condemnation.

(a)           Subject to the other terms of this Sublease, if there is a partial condemnation of the Premises, Subtenant shall commence the work of repair, reconstruction or replacement of the damaged or destroyed building or improvement and prosecute the same with reasonable diligence to completion, so that the Facilities shall, at the sole expense of Subtenant, be restored to substantially the same function and value as the Facilities existing prior to the damage; provided, however, that if any available condemnation award (“Award”) (after payment of all or any portion of such Award towards amounts owed under any Permitted Mortgage) are insufficient, in the reasonable judgment of Subtenant or its Permitted Mortgagee, to permit restoration in accordance with the terms of this Sublease, or if payment of the Award is contested or not settled promptly for any reason, then Sublessor shall grant an appropriate extension of the time for commencing repairs to allow Subtenant to obtain reasonable replacement financing or to obtain the Award.

(b)           All or any portion of the Award payable to Subtenant as a consequence of a Taking affecting the Premises shall, if a Permitted Mortgagee then exists, be deposited with and disbursed by the Permitted Mortgagee (holding the Permitted Mortgage with the most senior lien priority) pending completion of the restoration of the Premises.

(c)           Notwithstanding the foregoing provisions of this Section 18.02, if the Award payable as a consequence of a Taking (after payment of all or any portion of such Award towards amounts owned under any Permitted Mortgage) is insufficient, in the reasonable judgment of Subtenant or its Permitted Mortgagee, to permit such restoration Subtenant, with the prior written approval of the Permitted Mortgagee (a copy of which approval must be delivered to Sublessor), may terminate this Sublease by Notice to Sublessor.

(d)           In the event of termination under this Section 18.04, the Term of this Sublease shall terminate ten (10) days after the date of such Notice with the same force and effect as if such date were the date herein fixed for the expiration of the Term, and the Rent shall be apportioned and paid at the time of such termination.

SECTION 18.03.    Payment of Awards.  Upon the Taking of all or any portion of the Premises (a) Subtenant shall be entitled (free of any claim by Sublessor) to the Award for the value of its interests in the Premises and its rights under this Sublease and damages to any of its other property together with any other compensation or benefits specifically awarded to Subtenant’s business, and (b) Sublessor shall be entitled (free of any claim by Subtenant) to the Award for the value of Sublessor’s interest (such value to be determined as if this Sublease were in effect and continuing to encumber Sublessor’s interest such that calculation of  Sublessor’s allocable share of the Award shall be based on the value of the Premises as if it were unimproved).

ARTICLE XIX.  ASSIGNMENT, SUBLETTING AND
TRANSFERS OF SUBTENANT’S INTEREST

SECTION 19.01.    Assignment by Subtenant.

(a)           Subject to the terms and conditions of the Master Ground Lease, Subtenant is not authorized to sell or assign Subtenant’s leasehold estate in its entirety or for any portion of the unexpired Term (other than a sale or assignment to a Permitted Assignee) without first obtaining the consent of Sublessor and the University, which consent will not be unreasonably withheld or delayed, and any such assignment made or given without first obtaining Sublessor’s consent shall be null and void.  Sublessor hereby agrees that its decision to approve or disapprove a proposed assignee or purchaser of the Subtenant’s interest in the Premises and leasehold estate created hereby shall be based solely upon the financial and property management capabilities of such proposed assignee or purchaser.

(b)           It is specifically provided however that the foregoing paragraph 19.01 shall not apply to any assignment by Subtenant to Subtenant’s Mortgagee or to a purchaser at the any foreclosure sale other than Subtenant.

SECTION 19.02.    Subletting.  Except for subleases to Space Tenants and Permitted Assignees, and except as otherwise set forth in this Sublease, Subtenant is not authorized to sublet the leasehold estate without the Sublessor’s prior written consent.  A sublease to any Person for the purpose of providing services, including without limitation laundry and janitorial, to the Facilities shall be deemed approved by Sublessor.

SECTION 19.03.    Application to Permitted Mortgagees.  Nothing contained in this Article XIX shall be construed to apply to or otherwise limit the rights of Subtenant to mortgage (or assign for collateral) its leasehold estate and other right under this Sublease to a Permitted Mortgagee, as to which Article VIII shall govern.

SECTION 19.04.    Transfers of Mortgage of Sublessor’s Interest.  Sublessor shall not subject its interest in the Premises to any mortgage, deeds of trust, or lien.

SECTION 19.05.    Nondisturbance of Space Tenants.  Sublessor, by execution of this Sublease, agrees that if Sublessor or any other party on Sublessor’s behalf takes possession of the Premises, neither Sublessor nor such other party shall affect or disturb any Space Tenant’s right to possession of the Premises in the exercise of Sublessor’s rights so long as the Space Tenant is not then in default (beyond the applicable notice and cure period) under the Space Sublease.  Upon receipt of request by Subtenant, Sublessor will execute such documentation, in form and content reasonably acceptable to Sublessor, necessary to evidence same.  If Sublessor or any other party succeeds to the interest of Subtenant under this Sublease, or if Sublessor exercises the other rights granted to it herein, each Space Tenant shall be bound to Sublessor or such other party under all of the terms, covenants and conditions of its Space Sublease, and each Space Tenant agrees that it shall attorn to, and be liable to and recognize Sublessor or such other party as the Space Tenant’s new landlord for the balance of the term of its Space Sublease, upon and subject to all the terms and conditions thereof, and the Space Sublease and the rights of the Space Tenant thereunder shall continue in full force and effect as a direct Sublease between the Space Tenant and Sublessor or such other party upon all the terms, covenants, conditions and agreements set out in the Space Sublease, and the rights of the Space Tenant thereunder shall not be terminated or disturbed except in accordance with the terms and provisions of the Space Sublease, provided, however, that if Landlord becomes a landlord under a Space Sublease or the Sublessor under this Sublease, Landlord shall not be bound by any arbitration provision of such Space Sublease or this Sublease, other than with respect to failure to deliver approvals relating to design or construction or to Space Tenants, in which event Subtenant shall not be bound by such arbitration provisions, except to the extent Landlord is bound as set forth in this sentence.  The Space Tenant shall thereafter make the rental and other payments set out in the Space Sublease as instructed by Sublessor or such other party.  Such attornment shall be effective and self-operative without the execution of any further instrument by Sublessor and the Space Tenant immediately upon the succession by Sublessor or such other party to the interest of Subtenant under the Space Sublease.  The provisions of this Section 11.3 shall not apply to any Subtenant of all or substantially all of the Premises or the Improvements.

ARTICLE XX.  COMPLIANCE CERTIFICATES

SECTION 20.01.    Sublessor’s Compliance.  Subtenant agrees, at any time and from time to time upon not less than thirty (30) days prior Notice by Sublessor, to execute, acknowledge and deliver to Sublessor or to such other party as Sublessor shall request, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there has been any modification, that the same is in full force and effect as modified and stating each modification); (b) to the best of its knowledge, whether or not there are then existing any offsets or defenses against the enforcement of any of the terms, covenants or conditions hereof upon the past of Subtenant to be performed (and if so specifying the same; (c) the dates to which the Rent and other charges have been paid; and (d) the dates of commencement and expiration of the Term, it being intended that any such statement delivered pursuant to this Section 20.01 may be relied upon by any prospective purchaser of Sublessor’s interest.

SECTION 20.02.    Subtenant’s Compliance.  Sublessor agrees, at any time and from time to time, upon not less than thirty (30) days prior Notice by Subtenant, to execute, acknowledge and deliver to Subtenant a statement in writing addressed to Subtenant or to such other party as Subtenant shall request, certifying that, to the best of its knowledge, information, and belief:  (a) this Sublease is unmodified and in full force and effect (or if there has been any modification that the same is in full force and effect as modified and stating each modification); (b) the dates to which the Rent and other charges have been paid; (c) whether an Event of Default (or, to the best of its knowledge, an Incipient Default) has occurred and is continuing hereunder (and stating the nature of any such Event of default or Incipient Default); and (d) the dates of commencement and expiration of the Term, it being intended that any such statement delivered pursuant to this Section 20.02 may be relied upon by any prospective assignee, or SubSublease of this Sublease, any Permitted Mortgagee or by any assignee or prospective assignee of any Permitted Mortgage or by any undertenant or prospective  undertenant of the whole or any part of the Premises.

ARTICLE XXI.  TAXES AND FEES

SECTION 21.01.    Payment of Taxes.  Subtenant shall pay as a portion of Annual Expenses, and, upon request by Sublessor, shall provide evidence of payment to the appropriate collecting authorities, all federal, state and local taxes and fees levied upon the Improvements, upon the business conducted on the Premises, or upon any of Subtenant’s property used in connection therewith; and shall maintain in current status all federal, state and local licenses and permits required for the operation of the business conducted by Subtenant.  Sublessor shall pay, and upon request by Subtenant or Permitted Mortgagee, shall provide evidence of payment to the appropriate collecting authorities, all federal, state and local taxes and fees associated with the Land.  Subtenant may pay any of the above items in installments if payments may be so made without penalty other than the payment of interest.  The obligations of Sublessor and Subtenant to pay taxes and fees under this Section 21.01 shall apply only to the extent that Sublessor or Subtenant are not exempt form paying such taxes and fees and to the extent that such taxes and fees are not otherwise abated.

SECTION 21.02.    Contested Tax Payments.  Subtenant shall not be required to pay, discharge or remove any such taxes or assessments so long as Subtenant is contesting the amount or validity thereof by appropriate proceeding which shall operate to prevent or stay the collection of the amount so contested.  Subtenant hereby agrees to indemnify and save Sublessor harmless from all liability for damages occasioned thereby and shall, in the event of judgment of foreclosure on any lien arising in respect to such contested amounts, cause the same to be discharged and removed prior to the execution of such judgment.  Sublessor shall cooperate with Subtenant in completing such contest and Sublessor shall have no right to pay the amount contested during the contest.  Upon the termination of such proceeding, Subtenant shall deliver to Sublessor proof of the amount due as finally determined and proof of payment thereof.  Sublessor, at Subtenant’s expense, shall join in any such proceeding if any law shall so require.

SECTION 21.03.    Expenses of Contest.  All costs and expenses of any contest of any tax or fee pursuant to this Article XXI by Subtenant shall be paid by Subtenant.

ARTICLE XXII.  FORCE MAJEURE

SECTION 22.01.    Discontinuance During Force Majeure.  Whenever a period of time is herein prescribed for action to be taken by Subtenant or a Permitted Mortgagee, Subtenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to Force Majeure, Sublessor shall not be obligated to recognize any delay caused by Force Majeure unless Subtenant shall, within twenty (20) days after

Subtenant is aware of the existence of an event of Force Majeure, notify Sublessor thereof in writing, certified mail, return receipt requested.  One Notice shall be sufficient per occurrence.  The foregoing notwithstanding, if any such delay is caused by or attributable to Sublessor, there shall be no more time limit on the period of enforced delay and Subtenant shall not be required to give Notice to Sublessor hereunder.

ARTICLE XXIII.  HAZARDOUS MATERIALS

SECTION 23.01.    Hazardous Material.

(a)           Subject to the express terms and conditions of the Master Ground Lease, notwithstanding anything contained in this Sublease to the contrary, if Subtenant discovers any Hazardous Materials on the Land prior to the date hereof, then Subtenant shall have the right to terminate this Sublease be delivering Notice thereof to the Sublessor no later that twenty-five (25) days after discovery.  If Subtenant terminates this Sublease as a result of finding Hazardous Materials on the Land, then neither party hereto shall have any further rights, duties, or obligations hereunder.

(b)           As used in this Sublease, the term “Hazardous Materials” means (a) any soil, flammable substance, explosive, radioactive material, hazardous waste or substance, toxic waste or substance or any other waste, material or pollutant which (i) pose a hazard to the Premises or to Persons on or about the Premises or (ii) cause the asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (b) any chemical, material or substance defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” or “toxic substances” or words of similar import under any Applicable Law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 USC 9601 et seq.; the Resource Conversation and Recovery Act (“RCRA”), 42 USC 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC 1801, et seq., the Federal Water Pollution Control Act, 33 USC 1251 et seq.; (c) oil or other petroleum products; (d) chlorofluorocarbons; (e) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of property adjacent to or surrounding the Premises or adjacent property; and (f) any other chemical, material or substance which may or could pose a hazard to the environment.  The term “Hazardous Materials” shall include without limitation raw materials, building components, the products of any manufacturing or other activities on the Premises and wastes.

(c)           Subtenant shall not use, occupy, or knowingly permit the Premises to be used or occupied, or do or knowingly permit anything to be done in or on the Premises in any manner which would in any way make void or voidable any insurance then in force with respect thereto, which would make it impossible to obtain the insurance required to be furnished by Subtenant hereunder, which would constitute a public or private nuisance, or which would violate any present or future, ordinary or extraordinary laws, regulations, ordinances, or requirements of any Governmental Authority having jurisdiction.

(d)           Subtenant shall not use the Premises or knowingly permit the Premises to be used so as to cause, suffer or allow any contamination of soils, ground water, surface water or natural resources on or adjacent to the Premises resulting from any cause, including but not limited to spills or leaks of oil, gasoline, hazardous materials, hazardous wastes or other chemical compounds.  Subtenant shall at times during the Term comply with applicable state, federal and local laws, regulations and guidelines for the use, handling storage and disposal of hazardous materials.  Subtenant shall be solely responsible for cleanup of any contamination and for any fines or penalties resulting from violation of the provisions of this Article XXIII.

ARTICLE XXIV.  CONDITIONS TO EFFECTIVENESS OF SUBLEASE

SECTION 24.01.    Condition Precedent.  Anything to the contrary set forth herein notwithstanding the parties’ obligations to perform in accordance with the terms hereof are subject to fulfillment of the following conditions (collectively the “Conditions”):

(a)           On or before July 1, 2007, Subtenant must be able to obtain a binding commitment(s) for mortgage financing and equity placement sufficient to develop and construct the Facilities.

(b)           Sublessor must approve Subtenant’s Project Design Documents in accordance with Article VII hereof.

(c)           Subtenant must demonstrate and document to Sublessor’s reasonable satisfaction Subtenant’s financial solvency and ability to complete the Project.

(d)           On or before April 1, 2007 Subtenant and the State must be able to conclude a mutually acceptable and binding commitment(s) for the State Contributions defined in Section 8.01.

SECTION 24.02.    Implementation Period. In the event the Conditions are not satisfied on or before December 31, 2007, this Sublease shall become null and void and of no further effect between the parties hereto.  As evidence of the full and complete satisfaction of the Conditions the Sublessor and Subtenant shall execute a Memorandum of Ground Sublease for recordation in the office of the Allegany County Register of Deeds pursuant to Section 27.07 hereof.

ARTICLE XXV.  PHASE II

SECTION 25.01.    Subtenant’s Right to Sublease Phase II Tract.  Subject to the conditions set forth below, Sublessor agrees to Sublease the Phase II Tract to Subtenant for the development of a second Project of like size, type, architectural style and kind under the same terms and conditions as set forth herein for Phase I (the “Right to Sublease”).

SECTION 25.02.    Conditions.  The Right to Sublease is subject, however, to the following conditions:   (i) that this Sublease becomes effective pursuant to Article XXIV; (ii) that Subtenant is not in default hereunder, (iii) and that Subtenant obtains financing for the Project.

SECTION 25.03.    Termination of Right.  The Right to Sublease is effective for five (5) years from the Effective Date.

ARTICLE XXVI.  REPRESENTATIONS AND WARRANTIES

SECTION 26.01.    Representations and Warranties of Sublessor.  Sublessor represents and warrants to Subtenant that, as of the date of this Sublease:

(a)           Sublessor has received no written notice and has no actual knowledge that the contemplated use of the Premises will violate (i) any statutes, laws, regulations, rules,

ordinances, permits, requirements or orders or decrees of any kind whatsoever now in effect (including zoning, use or building statutes, laws and ordinances and environmental protection laws, rules or regulations), or (ii) any building permits or any conditions, easements, rights-of-way, agreements of record, urban renewal plans, Subleases, covenants, restrictions of record or any other agreement affecting the Premises.

(b)           To Sublessor’s actual knowledge, no assessments for public improvements have been made against the Premises which remain unpaid and there are no pending or proposed public improvements for which an assessment could be made against the Premises.

(c)           Any permission, approval, joinder or consent by third parties required in order for Sublessor to enter into this Sublease has been received.

(d)           Sublessor has received no written notice of any existing or threatened condemnation or eminent domain proceedings (or proceedings in lieu thereof) affecting the Premises or any portion thereof.

SECTION 26.02.   Representations and Warranties of Subtenant.  Subtenant represents and warrants to Sublessor as follows:

(a)           The execution and delivery of this Sublease does not violate any agreement to which Subtenant is a party or to which it is subject.

(b)           Subtenant is a limited liability company duly organized and existing and in good standing under the laws of the State of Maryland.

(c)           The execution and delivery of this Sublease by the persons executing same has been approved in accordance with Subtenant’s operating agreement.  Subtenant has full power and authority to enter into and perform this Sublease in accordance with its terms, and this Sublease constitutes a valid and binding obligation of Subtenant, enforceable against Subtenant in accordance with its terms.

(d)           Any permission, approval, joinder or consent by third parties required in order for Subtenant to enter into this Sublease has been received.

(e)           Subtenant has received no actual notice of any actions, suits or proceedings (including bankruptcy, receivership or assignment for the benefit of creditors) pending or threatened against Subtenant at law or in equity or before or by any governmental authority.

ARTICLE XXVII.  MISCELLANEOUS

SECTION 27.01.    Relationship of Parties.  Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, partners, joint ventures, or any similar such relationship between the parties hereto.  It is understood and agreed that no provision contained herein nor any acts of the parties hereto, creates a relationship other than the relationship of Sublessor and Subtenant.

SECTION 27.02.    Nondiscrimination.  Any impermissible discrimination by Subtenant or its agents or employees on the basis of race, color, sex, age, religion, national origin, veteran’s status, or disability in employment practices or in the performance of the terms, conditions, covenants and obligations of this Sublease is prohibited.

SECTION 27.03.    Brokerage Commissions.  Subtenant warrants and represents to Sublessor that it has had no dealings with any real estate broker or agent in connection with this Sublease other than Glenn O. Weaver, who is not acting as a Real Estate Broker and shall not be paid a brokerage fee for securing the Sublease Agreement.  Sublessor warrants and represents to Subtenant that it has had no dealings with any real estate broker or agent in connection with this Sublease.  Sublessor and Lessee each agree to indemnify the other as to any brokerage claims which either party may have created that adversely affect the other.

SECTION 27.04.    Construction of Sublease; Negotiation by the Parties.  Sublessor and Subtenant have each had an opportunity through their appointed representatives or otherwise to discuss and negotiate the terms of this Sublease and are informed and capable of evaluating the contents thereof.  Accordingly, this Sublease shall not be construed either for or against Sublessor or Subtenant whether or not a specific provision thereof was drafted by or on behalf of the Sublessor or Subtenant, as the case may be.

SECTION 27.05.    No Offer.  This Sublease is submitted to Sublessor on the understanding that it will not be considered an offer and will not bind Subtenant in any way until (a) Subtenant has duly executed and delivered duplicate originals to Sublessor and (b) this Sublease has been approved by Sublessor’s Board of Trustees and/or other required governing bodies and Sublessor has executed and delivered one of such originals to Subtenant.

SECTION 27.06.    Nonmerger of Fee and Leasehold Estate.  If both the Estate of Sublessor and the Estate of Subtenant in the Premises or improvements located thereon or both become vested in the same owner, this Sublease shall not be terminated by application of the doctrine of merger, except at the express written election of the Landlord and the consent of any mortgagee(s) under any mortgages and deeds of trust on the Premises.

SECTION 27.07.    Memorandum of Lease.  Neither Sublessor nor Subtenant shall file this Sublease for record in the Office of the Allegany County Register of Deeds, or in any public place without the written consent of the other.  In lieu thereof, Sublessor and Subtenant agree to execute in recordable form a Memorandum of Ground Sublease, whether in a legal description of the Land, the Term and certain other provisions hereof, shall be set forth.  Such memorandum shall be filed for record in the Office of the Allegany County Register of Deeds.  Recordation shall be the cost of the Subtenant.

SECTION 27.08.    Approvals.  Whenever approvals are required of either party hereunder, such approvals shall not be unreasonably withheld or delayed.  If no time period is specified for a response to a proposal or request for approval, a reasonable time not to exceed ten Business Days from the date of such proposal or request shall apply unless the parties otherwise agree in writing.

SECTION 27.09.    Maryland Law to Apply.  This Sublease shall be construed under and accordance with the laws of the State of Maryland, and all obligations of the parties created hereunder are performable in Maryland.

SECTION 27.10.    Approval of Ancillary Agreements.  Sublessor agrees that in the event it becomes necessary or desirable for Sublessor to approve in writing any ancillary agreements or documents concerning the Premises or concerning the construction, operation or maintenance of the Facilities or to alter or amend any such ancillary agreements between Sublessor and Subtenant or to give any approval or consent of Sublessor required under the terms of this Sublease, Sublessor hereby authorizes, designates and empowers the following officers, any one of them acting alone and without joinder of any other, except as may be required by the

University to execute any such agreement, approval or consent necessary or desirable:  Chancellor of Business and Finance of the University or his successors in function.

SECTION 27.11.    Rights Cumulative.  All rights, options, and remedies of Sublessor and Subtenant contained in this Sublease shall be constructed and held to be cumulative and no one of them shall be exclusive of the other.  Sublessor or Subtenant shall each have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity whether or not stated in this Sublease.

SECTION 27.12.    Nonwaiver.  No waiver by either party of a breach of any of the covenants, conditions, or restrictions of this Sublease shall constitute a waiver by such party of any subsequent breach of any of the covenants, conditions or restrictions of this Sublease.  The failure of either party to insist in any one or more cases upon the strict performance of any of the covenants of the Sublease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option.  A receipt of Sublessor or acceptance of payment by Sublessor of Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, (unless such breach is the failure to pay the payment then received or accepted) and no waiver, change, modification or discharge by either party of any provision of this Sublease shall be deemed to have been made or shall be effective unless expressed in writing and signed by the party to be charged.

SECTION 27.13.    Terminology.  Unless the context of this Sublease clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character; (b) the singular shall include the plural wherever and as often as may appropriate; (c) the word “includes” or “including” shall mean “including without limitation”; and (d) the words “hereof,” “herein,” “hereunder,” and similar terms in this Sublease shall refer to this Sublease as a whole and not to any particular section or article in which such words appear.  The section, article and other headings in this Sublease and the Table of Contents to this Sublease are for reference purposes and shall not control or affect the construction of this Sublease or the interpretation hereof in any respect.  Article, section and subsection and exhibit references are to this Sublease unless otherwise specified.  All exhibits attached to this Sublease constitute a part of this Sublease and are incorporated herein.

SECTION 27.14.    Counterparts.  This Sublease may be executed in multiple counterparts, each of which shall be an original.

SECTION 27.15.    Severability.  If any clause or provision of this Sublease is illegal, invalid or unenforceable under present or future laws effective during the term of this Sublease, then and in that event, it is the intention of the parties hereto that the remainder of this Sublease shall not be affected thereby.

SECTION 27.16.    Entire Agreement.  This Sublease contains the final and entire agreement between the parties hereto and contains all of the terms and conditions agreed upon, and no other agreements, oral or otherwise, regarding the subject matter of this Sublease shall be deemed to exist or to bind the parties hereto; it being the intent of the parties that neither shall be bound by any term, condition, or representation not herein written.

SECTION 27.17.    Amendment.  No amendment, modification, or alteration on the terms of this Sublease shall be binding unless the same be in writing, dated on or subsequent to the date hereof and duly executed by the parties hereto.

SECTION 27.18.    Successors and Assigns.  All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors, heirs, executors and assigns.

SECTION 27.19.    Authority.  Each party hereto represents and warrants that all necessary approvals for this Sublease have been obtained, and the person whose signature appears below has the necessary authority to execute this Sublease on behalf of the party indicated.

SECTION 27.20.    Independent Contractor.  It is expressly understood and agreed that Subtenant is and shall be deemed to be an independent contractor and operator responsible to all parties for its respective acts or omissions and that Sublessor shall in no way be responsible therefor.

SECTION 27.21.    Notices.  All notices, requests, demands, and other communications required or permitted to be given under this Sublease shall be in writing and sent to the address(es) or telecopy number(s) set forth below.  All rent payments shall be sent to Landlord at the address below.  Each communication shall be deemed duly given and received: (1) as of the date and time the same is personally delivered with a receipted copy; (2) if given by telecopy, when the telecopy is transmitted to the recipient’s telecopy number(s) and confirmation of complete receipt is received by the transmitting party during normal business hours for the recipient, or the day after confirmation is received by the transmitting party if not during normal business hours for the recipient; (3) if delivered by U.S. Mail, three (3) days after depositing with the United States Postal Service, postage prepaid by certified mail, return receipt requested, or (4) if given by nationally recognized or reputable overnight delivery service, on the next day after receipted deposit with same.  If any notice is sent by telecopy, the transmitting party may as a courtesy send a duplicate copy of the notice to the other party by regular mail.  In all events, however, any notice sent by telecopy transmission shall govern all matters dealing with the delivery of the notice, including the date on which the notice is deemed to have been received by the other party.

Sublessor:	Allegany County Administrator
701 Kelly Road, Suite 407
Cumberland, MD 21502
	Telephone:	(301)777-2428
	Fax:	(301)777-5819

Director of Economic Development
701 Kelly Road
Cumberland, MD 21502
	Telephone:	(301) 777-5911
	Fax:	(301) 777-

Subtenant:	Carl Belt, Jr.
Allegany Research Properties, LLC
11521 Milnor Avenue
P. O. Box 1210 Cumberland, MD 21502
	Telephone:	(301) 729-8900
	Fax:	(301) 729-0921
	Email:	cbeltjr@thebeltgroup.com

Developer:	Academic Privatization of Maryland, LLC
6300 Castlebrook Drive
Raleigh, NC 27604
	Telephone:	919-414-0739
	Fax:	800-859-7444
	Email:	glenn.weaver@gte.net

with copies to:

Ragsdale Liggett PLLC
2840 Plaza Place, Suite 400
Raleigh, North Carolina 27612
Attn: William A. Mann
	Telephone:	919-787-5200
	Fax:	919-783-8991
	Email:	Bmann@rl-law.com

SECTION 27.22.    Coordinated Development.  Sublessor and Sublessee desire that (a) the Land and (b) the parcels of land owned by the Sublessor which are adjacent to the Land, both be developed and improved in a coordinated manner to support and foster the efficient improvement and use of both.  To that end, the Sublessor and the Sublessee agree to enter into and to record a writing (an “Easement Agreement”) establishing easements and covenants governing the obligations and rights of each respectively to locate utility systems and access ways on the Land and that adjacent parcel owned by the Sublessor to support the development use of the Property and the current and future use of any adjacent parcel owned by the Sublessor and future development thereof.  The Easement Agreement shall be on such terms and conditions as agreed to by the Sublessor and Sublessee and the University.  The Sublessor and Sublessee and the University agree to discuss the Easement Agreement and its proposed content and form in good faith.

SECTION 27.23.    Applicable Law.  This Ground Lease shall be given effect and construed by application of the laws of the State of Maryland, and any action or proceeding thereunder shall be brought in any appropriate Federal or State Court in the State of Maryland.

IN WITNESS WHEREOF, this Sublease is executed by Sublessor and Subtenant as of the day and year first above written.

SUBLESSOR:

BOARD OF COUNTY COMMISSIONERS OF ALLEGANY COUNTY, MARYLAND (SEAL)

By:
Title:	Chairman

SUBTENANT:

ALLEGANY RESEARCH PROPERTIES, LLC, a Maryland limited liability company (SEAL)

By:
Title:	Managing Member

STATE OF MARYLAND,

COUNTY OF ALLEGANY, TO-WIT:

I, the undersigned Notary Public of the aforesaid County and State, certify that                                               , Chairman of the BOARD OF COUNTY COMMISSIONERS OF ALLEGANY COUNTY, MARYLAND, personally came before me this day and signed the foregoing instrument for and on behalf of the County.

Witness my hand and official stamp or seal, this the          day of                                    , 2007.

Notary Public
(official seal)

My Commission Expires:

STATE OF MARYLAND,

COUNTY OF ALLEGANY, TO-WIT:

I, the undersigned Notary Public of the aforesaid County and State, certify that                                             , Managing Member of ALLEGANY RESEARCH PROPERTIES, LLC, a Maryland limited liability company (the “Company”) personally came before me this day and signed the foregoing instrument for and on behalf of the Company.

Witness my hand and official stamp or seal, this the          day of                           , 2007.

Notary Public
(official seal)

My Commission Expires:

MARYLAND
ALLEGANY COUNTY

MEMORANDUM OF GROUND SUBLEASE

THIS MEMORANDUM OF GROUND SUBLEASE is made by and between the BOARD OF COUNTY COMMISSIONERS OF ALLEGANY COUNTY, MARYLAND, a body politic and corporate and a political subdivision of the State of Maryland, (“Sublessor”) and ALLEGANY RESEARCH PROPERTIES, LLC, a Maryland limited liability company, having its principal place of business at 11521 Milnor Avenue, Cumberland, Allegany County, Maryland (“Subtenant”), for a term beginning on the           day of                        , 200  , and continuing for a maximum period until July 1, 2076, including extensions and renewals, if any, the property described in Exhibit A attached hereto.

The provisions set forth in a written Sublease Agreement (the “Sublease”) between the parties dated as of the              day of                         , 2007, are hereby incorporated in this memorandum.

IN WITNESS WHEREOF, the parties hereto have duly executed this Memorandum of Sublease and have hereunto set their seals of the           day of                                        , 2007.

SUBLESSOR:

BOARD OF COUNTY COMMISSIONERS OF ALLEGANY COUNTY, MARYLAND (SEAL)

By:
Title:	Chairman

SUBTENANT:

ALLEGANY RESEARCH PROPERTIES, LLC, a Maryland limited liability company (SEAL)

By:
Title:	Managing Member

STATE OF MARYLAND,

COUNTY OF ALLEGANY, TO-WIT:

I, the undersigned Notary Public of the aforesaid County and State, certify that                                                    , Chairman of the BOARD OF COUNTY COMMISSIONERS OF ALLEGANY COUNTY, MARYLAND, personally came before me this day and signed the foregoing instrument for and on behalf of the County.

Witness my hand and official stamp or seal, this the                day of                       , 2007.

Notary Public
(official seal)

My Commission Expires:

STATE OF MARYLAND,

COUNTY OF ALLEGANY, TO-WIT:

I, the undersigned Notary Public of the aforesaid County and State, certify that                                                   , Managing Member of ALLEGANY RESEARCH PROPERTIES, LLC, a Maryland limited liability company (the “Company”) personally came before me this day and signed the foregoing instrument for and on behalf of the Company.

Witness my hand and official stamp or seal, this the          day of                           , 2007.

Notary Public
(official seal)

My Commission Expires: